Exhibit 10.1
MASTER SERVICES AGREEMENT
between
WASHINGTON GAS LIGHT COMPANY
and
ACCENTURE LLP
June 19, 2007
CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE OMITTED INFORMATION IS INDICATED BY THE SYMBOL “***” AT EACH PLACE IN THIS EXHIBIT WHERE THE REDACTED INFORMATION APPEARS IN THE ORIGINAL.

TABLE OF CONTENTS

1.	Definitions; Construction of Terms

2.	Scope of Services
	2.1	Services; Additions
	2.2	Additional Services
		2.2.1	New Services
		2.2.2	New Affiliates
	2.3	Order of Precedence
	2.4	Services Inclusive
	2.5	Non-Exclusive Agreement
	2.6	Transition Plans
	2.7	Provision of Services
		2.7.1	Affiliates
		2.7.2	Service Locations
		2.7.3	Safety and Physical Security Procedures
	2.8	WG Corporate Policies
	2.9	Contract Administration
		2.9.1	Service Provider Responsibilities
		2.9.2	Third Party Invoices
		2.9.3	Assigned Agreements
		2.9.4	No Additional Charges
		2.9.5	Appointment as Agent
		2.9.6	Service Provider’s Payment on WG’s Behalf
	2.10	Services Procedure Manual

3.	Service Provider Commitments
	3.1	Capital
	3.2	Equipment and Transferred Assets
		3.2.1	Service Provider Equipment
		3.2.2	Transferred Assets
	3.3	Personnel and Facilities
	3.4	Improvements
	3.5	New Technology and Re-engineering

4.	Term
	4.1	Term of the Agreement
	4.2	Term of Work Agreements; Renewals

5.	Pricing
	5.1	Prices for Services
	5.2	Price Adjustments
	5.3	Incidental Expenses
	5.4	Reimbursable Expenses
	5.5	Service Provider’s Billing Rates

(i)

	5.6	Tax Obligations

6.	Invoicing and Payment
	6.1	Monthly Payments
	6.2	Payment
	6.3	Intentionally Omitted
	6.4	Adjustments to Invoiced Amounts
	6.5	Records and Audit
	6.6	Service Level Credits and Milestone Default Credits
	6.7	Disputed Charges

7.	Acceptance
	7.1	Acceptance Testing
	7.2	Failure of Acceptance Testing for Submitted Items
7.2.1
7.2.2
	7.3	Failure to Meet Deliverables
	7.4	Acceptance of Transition Submittals

8.	Performance Measurement for Support Services
	8.1	Performance of Services
	8.2	Modification of Service Levels
	8.3	Measurement and Monitoring Tools for Service Levels
	8.4	Failure to Meet Service Levels
	8.5	Failure to Meet Critical Milestones
	8.6	Root Cause Analysis
	8.7	Commitment of Commercially Reasonable Efforts

9.	Benchmarking

10.	Change Management Process
	10.1	Changes
	10.2	Mandatory Changes

11.	Project and Relationship Management
	11.1	Contract Governance
	11.2	Failure to Act
	11.3	Other Providers

12.	Service Provider Personnel and Subcontractors
	12.1	Key Personnel
		12.1.1	Generally
		12.1.2	Time and Effort
		12.1.3	Replacements
		12.1.4	Replacement Transition
	12.2	Personnel.
		12.2.1	Qualified Personnel

(ii)

		12.2.2	Withdrawal/Replacement
		12.2.3	Notification and Replacement
		12.2.4	Compliance
		12.2.5	Screening and Background Checks
		12.2.6	Visas and Immigration Requirements
	12.3	No Third Party Beneficiaries
	12.4	Transfer of WG Personnel
	12.5	Service Provider’s Use of Subcontractors and Third Party Suppliers
		12.5.1	Subcontractors
		12.5.2	Third Party Services
		12.5.3	Service Provider’s Responsibility for Subcontractors

13.	Audit and Inspection Rights

14.	Business Continuity and Disaster Recovery
	14.1	Business Continuity Plan
	14.2	Implementation of Business Continuity Plan
	14.3	Testing of Business Continuity Plan

15.	Confidentiality
	15.1	Duty of Confidentiality
	15.2	Exclusions to Confidential Information
	15.3	Permitted Disclosures
	15.4	Confidentiality Agreements
	15.5	Data Protection
	15.6	Strictest Treatment
	15.7	Remedy
	15.8	Attorney Client Privilege/Work Product
	15.9	No Right or License

16.	Data and Information Security
	16.1	Safeguarding of WG Data
	16.2	Provision of WG Data
	16.3	Ownership and Use of WG Data
	16.4	Data Retention
		16.4.1	During Term
		16.4.2	Post-Term

17.	Intellectual Property
	17.1	WG Intellectual Property
		17.1.1	Trademarks and Service Marks
		17.1.2	WG Intellectual Property
		17.1.3	WG Work Product
		17.1.4	Service Provider’s Subcontractors
	17.2	Service Provider Intellectual Property
		17.2.1	Service Provider Intellectual Property
		17.2.2	Deliverables

(iii)

	17.3	Disclosure and Delivery of All Deliverables and Work Product
	17.4	No Other Licenses
	17.5	Service Provider and Third Party Intellectual Property
	17.6	Inventions
	17.7	Residual Rights

18.	Representations, Warranties and Covenants
	18.1	Service Provider Representations, Warranties and Covenants
		18.1.1	Authorization
		18.1.2	Professional Services
		18.1.3	Employees
		18.1.4	Non-Infringement
		18.1.5	No Unlawful or Unauthorized Actions
		18.1.6	Viruses/Disabling Code
		18.1.7	New Software
		18.1.8	Continuing Warranties
	18.2	WG Representations, Warranties and Covenants
		18.2.1	Authorization
		18.2.2	Non-Infringement
		18.2.3	No Unauthorized Actions
		18.2.4	Viruses/Disabling Code
		18.2.5	Continuing Warranties
	18.3	Disclaimer
	18.4	Compliance with Laws
		18.4.1	WG Compliance
		18.4.2	Service Provider Compliance
		18.4.3	Material Impact on Changes of Law
		18.4.4	Notification
		18.4.5	Miscellaneous

19.	Indemnification
	19.1	Service Provider’s Indemnity
		19.1.1	General
		19.1.2	Intellectual Property
		19.1.3	Limitations
		19.1.4	Duty to Correct
		19.1.5	Third Party Indemnities
	19.2	WG’s Indemnity
19.2.1
		19.2.2	Intellectual Property
		19.2.3	Limitations
		19.2.4	Third Party Indemnities
	19.3	General Provisions and Procedures
		19.3.1	Notice
		19.3.2	Counsel
		19.3.3	Settlement
		19.3.4	Third Party Losses

(iv)

20.	Limitations of Liability
	20.1	Limitation on Direct Damages
	20.2	Aggregate Liability
	20.3	Exclusion of Consequential Damages and Certain Other Damages
	20.4	Exceptions
	20.5	Force Majeure
		20.5.1	Force Majeure Events
		20.5.2	Business Continuity Plan
	20.6	Duty to Mitigate

21.	Insurance
	21.1	Service Provider Insurance Coverage
		21.1.1	Workers’ Compensation
		21.1.2	Commercial General Liability
		21.1.3	Automobile Liability
		21.1.4	Crime
		21.1.5	Professional Liability
		21.1.6	Excess Liability
		21.1.7	Property Coverage
	21.2	Certificates
	21.3	[***]
	21.4	Change in A.M. Best Rating

22.	Dispute Resolution Process
	22.1	Informal Dispute Resolution
	22.2	Formal Proceedings
	22.3	Equitable Relief
	22.4	Choice of Law
	22.5	Waiver of Jury Trial

23.	Termination
	23.1	Termination by WG
		23.1.1	Termination for Convenience
		23.1.2	Cap Refresh
		23.1.3	Termination for Cause
		23.1.4	Change of Control of Service Provider
		23.1.5	Services to Former Affiliates; Termination for Change of Control of WG.
		23.1.6	Termination for Insolvency or Bankruptcy
		23.1.7	Termination for Benchmarking
		23.1.8	Termination for Force Majeure
		23.1.9	Cross-Termination
		23.1.10	Partial Termination
		23.1.11	Extension of Termination Effective Date
	23.2	Termination by Service Provider
		23.2.1	Termination for Convenience
		23.2.2	Termination for WG's Failure to Pay
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(v)

	23.3	Effect of Termination
	23.4	Termination/Expiration Assistance
	23.5	Equitable Remedies
	23.6	Service Provider Employees and Contracts
	23.7	Service Provider Subcontractors

24.	General
	24.1	Entire Agreement
	24.2	Assignment
	24.3	Notices
	24.4	Third Party Notice
	24.5	Expenses
	24.6	Relationship of the Parties
	24.7	Severability
	24.8	Consents and Approval
	24.9	Waiver of Default
	24.10	Remedies Cumulative
	24.11	Survival of License in Bankruptcy
	24.12	Survival of Obligations
	24.13	Media Releases
	24.14	Third Party Beneficiaries
	24.15	Compliance with Export/Import Control Laws
	24.16	Compliance with Foreign Corrupt Practices Act
	24.17	Further Assurances
	24.18	Calculation of Days
	24.19	Headings and Appendices; Construction
	24.20	Counterparts
	24.21	Strategic Alliances

(vi)

APPENDICES

Appendix 1	WG Corporate Policies
Appendix 2	Data Security and Information Protection Policies
Appendix 3	Health, Safety, Physical Security and Welfare Policies
Appendix 4	Form of Work Agreement
Appendix 5	Taxes
Appendix 6	Data Security Procedures
Appendix 7	Benchmarking
Appendix 8	Service Level Methodology
Appendix 9	Form of Assignment and Assumption
Appendix 10	Audit Procedures
Appendix 11	Definitions
Appendix 12	Governance
Appendix 12.1	Change Request Procedures
Appendix 13	Disaster Recovery and Business Continuity
Appendix 14	Affiliate Acknowledgement
Appendix 15	Service Provider Parent Guarantee

(vii)

MASTER SERVICES AGREEMENT
     This Master Services Agreement is made and entered into as of June 19, 2007 (the “Execution Date”), by and between WASHINGTON GAS LIGHT COMPANY, a District of Columbia and Virginia corporation (“WG”), and ACCENTURE LLP, an Illinois limited liability partnership (“Service Provider”).
     WHEREAS, Service Provider is a reputable, industry leading, information technology and business process outsourcing provider;
     WHEREAS, WG desires Service Provider to provide and Service Provider desires to provide, certain outsourcing, professional and other services to WG and its Affiliates;
     WHEREAS, Service Provider desires to provide such services, for a reasonable profit, in accordance with the terms of this Agreement;
     WHEREAS, the Parties’ specific goals and objectives for the services are to:
(i)	establish a delivery process that provides value and is responsive to the demands of WG’s business, and to changes in the industry and business environment, in technology and in methods for providing services;

(ii)	leverage Service Provider’s business processes, information technology services, and integration capabilities to enhance the quality of the services required to be provided while identifying opportunities for savings and maintaining and improving the quality of the services as set forth in this Agreement;

(iii)	provide the services and solutions in a manner that is flexible, cost effective and efficient, at a reduced cost to WG, with predictable pricing and in full alignment with business unit and regulatory requirements as set forth in this Agreement;

(iv)	provide for the orderly transfer of responsibility of certain functions and processes from WG to Service Provider;

(v)	maintain and continuously enhance a strong internal controls environment; and

(vi)	have WG and its Third Party Providers deliver the enabling capabilities and resources for which WG and its Third Party Providers are responsible as set forth in this Agreement and that are required for WG and Service Provider to perform their obligations.
The foregoing recitals are intended to be a general introduction to this Agreement and are not intended by either Party to be binding, expand the scope of either Party’s obligations, or alter the terms and conditions of this Agreement. However, if the terms and conditions of this Agreement do not address a particular circumstance or are otherwise unclear or ambiguous, the recitals set forth above shall assist in interpreting and construing such terms and conditions but only to the extent the contract terms do not address a particular circumstance or are otherwise unclear or ambiguous.

     NOW, THEREFORE, Service Provider agrees to provide such services to WG and its Affiliates, and WG agrees to purchase such services from Service Provider, on the terms and conditions set forth in this Agreement and in consideration of the covenants and promises contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.
1. Definitions; Construction of Terms.
Terms used herein with initial capital letters shall have the respective meanings set forth in Appendix 11. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.
2. Scope of Services
     2.1 Services; Additions.
     Pursuant to the terms and conditions of this Agreement, Service Provider shall provide to WG the Services, which will be described in Work Agreements, the form of which is attached hereto as Appendix 4. Services may be modified from time to time during the Term in accordance with the procedures for Changes set forth in Appendix 12.1. Service Provider shall not have the right to cease provision of the Services (in whole or in part) except as expressly provided in this Agreement.
     2.2 Additional Services
          2.2.1 New Services.
     If WG or its Affiliates elect to outsource services similar to the Services, Service Provider shall provide the New Services in accordance with this Agreement to the extent applicable, [***]. Any New Services (including the Transition Plan related thereto) shall be set forth in a Change Order or in a new Work Agreement that is executed by the Parties during the Term.
          2.2.2 New Affiliates.
     If WG requests that Service Provider provide some or all of the Services for a New Affiliate, Service Provider will provide such New Affiliate with the Services. As part of its obligation under this Section 2.2.2, Service Provider shall propose a transition plan and schedule for implementation of the Services to be provided to such New Affiliate. The Service Provider may charge WG for the initial set-up, transition and implementation charges allocable to such New Affiliate (determined on a commercially reasonable basis consistent with the other Charges), unless such Charges are specifically identified in the applicable Work Agreement, and shall charge WG for the performance and delivery of the Services allocable to such New Affiliate, based on the existing charging methodologies for increases or decreases in the Charges due to increases or reductions in the quantity of the Services used by WG.
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     2.3 Order of Precedence.
     The Parties contemplate that they may enter into additional Work Agreements during the term of this Master Services Agreement. The Parties intend that this Agreement govern the relationship of the Parties to the extent practicable, with Work Agreements intended to specify the particular Services to be provided. In case of ambiguity or conflict between the terms and conditions of the body of this Master Services Agreement or an Appendix, on the one hand, and a Work Agreement, on the other hand, the terms and conditions of the body of this Master Services Agreement or the applicable Appendix shall control, except to the extent the Parties wish to supersede a term or condition of the body of this Master Services Agreement or an Appendix in connection with the provision of a particular Service, in which case the applicable Work Agreement shall expressly reference such term or condition. A subsequent Work Agreement shall supersede any and all prior agreements or understandings in a prior Work Agreement with respect to the Services described therein. In case of an ambiguity or conflict between the terms and conditions of the body of this Master Services Agreement and an Appendix, the terms and conditions of the body of this Master Services Agreement shall control, except to the extent the Parties wish to supersede a term or condition of the body of this Master Services Agreement in a particular Appendix, in which case the applicable Appendix shall expressly reference such term or condition. For purposes of this Section 2.3, the definitions in Appendix 11 shall be deemed to be a part of the body of this Master Services Agreement.
     2.4 Services Inclusive.
     The Services consist of the tasks and functions set forth in the Work Agreements, the functions and activities set forth in this Article 2 and, [***] activities, tasks and responsibilities that are (i) [***] for Service Provider to provide to Service Provider’s other customers that are [***] as the Services from a Service Provider shared service delivery location, (ii) inherent or necessary as part of the Services, or (iii) reasonably necessary for the proper performance of the Services.
     2.5 Non-Exclusive Agreement.
     WG may engage, and enter into relationships with, third party entities providing any services, including any services the same as or comparable to the Services. Subject to the termination provisions set forth in Article 23 or in any Work Agreement, WG may at any time, in-source or obtain any or all of the Services from one or more third parties. Each Party acknowledges and agrees that the execution of this Agreement is not a guarantee of (i) future work or (ii) minimum payment (subject to such payment obligations set forth in the applicable Work Agreement). If WG acquires a product or service in a category of spend that is included in the Savings Calculation Methodology in Work Agreement No. 1, such acquisition will be dealt with in the manner as set forth in the Savings Calculation Methodology.
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     2.6 Transition Plans.
     Each Work Agreement shall include, if applicable, a Transition Plan for Services provided under such Work Agreement. The Transition Plan for a Work Agreement shall include a transition approach and transition project plan with, as and to the extent set forth in the applicable Work Agreement and Transition Plan, specific responsibilities of the Parties and, as applicable, Deliverables, Milestones, Acceptance Testing, as well as Critical Milestones and Milestone Default Credits. Service Provider shall, with input from WG (i) develop and present each specific Transition Plan to WG for its approval or amendment, (ii) manage the mutually agreed upon Transition Plan, (iii) develop and present an Acceptance Test Plan for the Transition Plan to WG for its approval or amendment, and (iv) execute the Transition Plan and the Acceptance Test Plan, subject to WG’s rights in Section 7.4. If and to the extent set forth in the applicable Transition Plan Service Provider fails to complete the transition within [***] days after the date for such completion set forth in the Transition Plan, WG shall accrue Milestone Default Credits as set forth in the Transition Plan. WG may terminate the applicable Work Agreement, in whole or in part, for cause, pursuant to Section 23.1.3(v) and if specified in Exhibit D to that Work Agreement, if Service Provider fails to complete the transition as specified in the Transition Plan.
     2.7 Provision of Services.
          2.7.1 Affiliates.
     Services may be provided (i) by an Affiliate of Service Provider, or (ii) to an Affiliate of WG. Each such Work Agreement shall be subject to the terms and conditions of this Agreement pursuant to Section 2.3, with references in this Agreement to Service Provider being read as references to the relevant Affiliate of Service Provider and references to WG being read as references to the relevant Affiliate of WG where appropriate. To the extent Services are provided to WG Affiliates through WG, WG as a Party to this Agreement will (i) remain responsible for all payments for Charges to Service Provider for such Services and (ii) in its own name pursue any claim against Service Provider for damages suffered by such WG Affiliate as a result of such Services. Each WG Affiliate receiving Services through WG shall sign an Affiliate Acknowledgement form provided in Appendix 14. To the extent WG Affiliates are to receive Services directly from Service Provider (i.e., not through WG), WG Affiliates shall enter into Work Agreements directly with Service Provider so long as Service Provider is reasonably satisfied with any such Affiliate’s credit rating and financial ability to meet its payment obligations under such Work Agreement. Any such WG Affiliate shall be liable and responsible for the performance of its obligations under such Work Agreement. Services will be provided for the benefit of WG and its Affiliates residing in the United States and will be delivered to United States locations. WG may elect to extend provision of the Services to a New Affiliate in accordance with
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and subject to the terms of Section 2.2.2, which Services to such Affiliate shall be subject to the same terms and conditions (including price terms) as the Services. Any amounts paid or owed to Service Provider or one of its Affiliates under any such Work Agreement shall count toward any volume discount pricing arrangement or minimum revenue commitment, if any, between the Parties.
          2.7.2 Service Locations.
     To the extent applicable, each specific Work Agreement shall identify the WG Locations that shall receive each of the Services under such Work Agreement and the approved Service Provider Service Locations that shall provide each of such Services. WG acknowledges that Service Provider may utilize non-U.S. based operations in connection with the performance of this Agreement. Service Provider shall be entitled, subject to compliance with all Laws Applicable to Service Provider, Generally Applicable Laws as they apply to Service Provider, WG Compliance Directives and all Data Protection Laws, as provided in Section 18.4, to transfer Services and related obligations from a Service Provider Service Location to another location as set forth in this Section 2.7.2.
     (A) Transition Plan. Service Provider shall be permitted to transfer Services as expressly set forth in the Transition Plan for each Service.
     (B) General Principles.
          (1) Service Provider must notify WG at least [***] in advance of any transfer, except as provided in (A) above.
          (2) Service Provider shall, prior to such transfer, promptly provide WG with all information reasonably requested by WG to evaluate such new Service Provider Service Location and allow WG to conduct due diligence with respect to such new Service Provider Service Location, including a site visit.
          (3) Service Provider [***] that Service Provider will, after such transfer, be able to fulfill all of its obligations as provided in this Agreement.
          (4) If WG believes Service Provider has not [***], then Service Provider may pursue resolution through the Dispute Resolution Process.
          (5) If WG agrees that Service Provider will, after such transfer, be able to fulfill all of its obligations as provided in this Agreement or as a result of the Dispute Resolution Process it has been determined that Service Provider [***],
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

               (i) and WG agrees to such transfer, then Service Provider may so transfer and Service Provider will be responsible for all costs associated with such transfer, or
               (ii) and WG does not agree to such transfer or agrees to such transfer subject to a delay in the actual date of the transfer, then Service Provider may not transfer and WG must either agree to pay all of Service Provider’s costs associated with Service Provider continuing to provide Services from that current Service Provider Service Location (including during the period which WG has asked Service Provider to delay such transfer) that are in excess of the costs Service Provider would have incurred had it transferred and provided such Services from such new Service Provider Service Location or, if WG does not agree to pay such costs, then Service Provider may terminate this Agreement for its convenience (and without a payment by WG of any Termination Charges) by giving [***] notice to WG (provided that Service Provider will provide up to [***] of Termination Assistance Services).
     (C) Leak Calls.
          (1) Service Provider must notify WG at least [***] in advance of any transfer.
          (2) Service Provider must obtain WG’s prior consent to transfer any Leak Call Services and Service Provider shall, prior to such transfer, promptly provide WG with all information reasonably requested by WG to evaluate such new Service Provider Service Location and allow WG to conduct due diligence with respect to such new Service Provider Service Location, including a site visit.
          (3) Service Provider shall have [***] that Service Provider will, after such transfer, be able to fulfill all of its obligations as provided in this Agreement and provide the Leak Call Services as well as or better than they were provided from the original Service Provider Service Location.
          (4) If WG believes Service Provider has not [***], then Service Provider may pursue resolution through the Dispute Resolution Process.
          (5) If WG agrees that Service Provider will, after such transfer, be able to provide the Leak Call Services as well as or better than they were provided from the original Service Provider Service Location, or as a result of the Dispute Resolution Process it has been determined that Service Provider has [***],
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

               (i) and WG agrees to such transfer, then Service Provider may so transfer and Service Provider will be responsible for all costs associated with such transfer, or
               (ii) and WG does not agree to such transfer or agrees to such transfer subject to a delay in the actual date of the transfer, then WG must either agree to pay all of Service Provider’s costs associated with Service Provider continuing to provide Services in that Service Provider Service Location (including during the period which WG has asked Service Provider to delay such transfer) that are in excess of the costs Service Provider would have incurred had it transferred and provided such Services from such new Service Provider Service Location or, if WG does not agree to pay such costs, then Service Provider may terminate the Leak Call Services for its convenience (and without a payment by WG of any Termination Charges) by giving [***] notice to WG (provided that Service Provider will provide up to [***] of Termination Assistance Services).
     (D) Onshore to Offshore. Notwithstanding anything to the contrary in this Section 2.7.2, and except as provided in the Transition Plan for each Service, Service Provider must obtain WG’s prior consent, [***] to transfer any Services from an onshore location to an offshore location (for the purposes of this Section 2.7.2, all locations in the U.S. and Canada shall be considered onshore locations, and all other locations, including locations in Mexico, shall be considered offshore locations); and,
     (E) Specific Services in Work Agreement. Notwithstanding anything to the contrary in this Section 2.7.2, any Work Agreement may require a different standard for approval for a transfer from one Service Provider Service Location to another Service Provider Service Location than is set forth in this Section 2.7.2.
     (F) Service Provider Responsibility. Notwithstanding WG’s approval of the transfer of Services from a Service Provider Service Location to another Service Provider Service Location, Service Provider shall remain liable and responsible for the performance of all Services by it and all of its Affiliates hereunder. Service Provider shall be [***] resulting from any transfer from one Service Provider Service Location to another Service Provider Service Location; provided, however, that WG shall be [***] (A) such transfer was expressly requested by WG; or (B) WG has expressly agreed to be responsible for [***] a Change Order or Work Agreement. [***]
     (G) Dissatisfaction. If WG becomes dissatisfied with a Service Provider Service Location due to political instability, change in Law, or similar reason, the Parties shall discuss in good faith the movement of the Services from such Service Provider Service Location to another Service Provider Service Location.
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          2.7.3 Safety and Physical Security Procedures.
     As part of the Services, Service Provider shall maintain and enforce at Service Provider Service Locations safety and security procedures that are at least (i) equal to accepted industry standards of leading providers of information technology services and business process outsourcing services that are providing services similar to the Services and the standards set forth in the applicable Work Agreement, and (ii) as rigorous as those procedures in effect at Service Provider Service Locations as of the Effective Date. In addition, Service Provider shall comply with WG Policies as set forth in Appendix 3. Changes to WG Policies set forth in Appendix 3 shall be agreed to and implemented in accordance with Article 10 and the Change Request Procedures in Appendix 12.1.
     2.8 WG Corporate Policies.
     Service Provider shall comply with the WG Corporate Policies as set forth in Appendix 1. Changes to such WG Corporate Policies shall be agreed to and implemented in accordance with Article 10 and the Change Request Procedures in Appendix 12.1.
     2.9 Contract Administration.
     In the event Service Provider is required to administer any contracts on behalf of WG, the terms and conditions of this Section 2.9 shall apply.
               2.9.1 Service Provider Responsibilities.
                    2.9.1.1 Service Provider Administered Agreements.
          During the Term, Service Provider shall be responsible for managing, administering, and maintaining the Service Provider Administered Agreements.
          With respect to all Service Provider Administered Agreements, and any mutually agreed to substitutes or replacements therefor, Service Provider shall:
          (i) provide WG with reasonable notice of any renewal, termination, or cancellation dates and fees;
          (ii) upon agreement by WG and Service Provider, to the extent permitted by the Service Provider Administered Agreements, modify, terminate, or cancel any such Service Provider Administered Agreements;
          (iii) pay the modification, termination, or cancellation fees or charges imposed upon WG in connection with any modification, termination,

or cancellation of any such Service Provider Administered Agreements, where such [***] (A) caused by, or resulted from, an act by Service Provider not approved by WG, or its Affiliates, including Service Provider’s failure to notify WG of a renewal, termination, or cancellation date on a timely basis, or (B) imposed by Service Provider;
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          (iv) be responsible for notifying WG of any performance obligations, and maintaining any warranties (including making warranty claims for defective products and services), under such Service Provider Administered Agreements;
          (v) be the primary point of contact and be responsible for communicating with the third party, including handling, with WG’s input and approval, problem resolution in respect of the services provided under such Service Provider Administered Agreements;
          (vi) review operational service delivery and performance reports, escalating problems for resolution and, where applicable, maintaining support relationships;
          (vii) work with WG to administer contractual relationships between WG and such third party with respect to such Service Provider Administered Agreements;
          (viii) review reports received concerning the delivery of services by such third party and compliance with any service levels applicable to such third party and notify WG and such third party of each failure by such third party to perform in accordance with the applicable service levels;
          (ix) escalate third party performance failures to management of the third party as necessary to achieve timely resolution;
          (x) review the third party’s efforts to remedy a failure of performance;
          (xi) communicate to WG the status of the third party’s efforts to remedy a failure of performance; and
          (xii) otherwise use commercially reasonable efforts to notify WG of issues it becomes aware of concerning each third party’s compliance or non-compliance with its applicable duties and obligations, including all applicable service levels.
               2.9.1.2 Performance Under Agreements.
               Subject to WG’s compliance with its obligations with respect to such Service Provider Administered Agreements, Service Provider shall abide by the terms of, and shall not breach or violate, any of the Service Provider Administered Agreements. Subject to Service Provider’s compliance with its obligations with respect to such Service Provider Administered Agreements, WG shall abide by the terms of, and shall not breach or violate, any of such Service Provider Administered Agreements. Service Provider shall promptly inform WG once it becomes aware of any breach of, or misuse or fraud in connection with, any such Service Provider Administered Agreements and shall cooperate with WG to prevent or stay any such breach, misuse, or fraud. Service

Provider [***] as a result of Service Provider’s failure to perform its obligations under this Agreement with respect to such Service Provider Administered Agreements.
          2.9.1.3 Limitations.
          Any use by Service Provider of any services provided by each such third party pursuant to a Service Provider Administered Agreement shall be limited to fulfilling the requirements of this Agreement. Except as expressly set forth in this Section 2.9 or an applicable Work Agreement, Service Provider shall not be responsible for any costs associated with any of the contracts between such third parties and WG, nor for the enforcement of WG’s rights or such third party’s obligations under such contracts, acting as an agent of WG or otherwise.
          2.9.2 Third Party Invoices.
     (i) Service Provider Obligations. Service Provider shall: (A) receive all Third Party Invoices; (B) review and use commercially reasonable efforts to correct any errors in any such Third Party Invoices in a timely manner; (C) validate that the goods and services provided with respect to such invoice were provided or performed in accordance with such Service Provider Administered Agreement; and (D) submit such Third Party Invoices to WG for payment within a reasonable period of time prior to the due date, if received in sufficient time or, if a discount for such payment is given, the date on which WG may pay such Third Party Invoice with a discount.
     (ii) WG Obligations. WG shall: (A) pay the Third Party Invoices received and presented for payment by Service Provider in compliance with Section 2.9.2(i); and (B) be [***] in respect of the Third Party Invoices; provided, however, that Service Provider submitted the applicable Third Party Invoices to WG for payment within a reasonable period of time prior to the date any such Third Party Invoice is due.
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          2.9.3 Assigned Agreements.
     The Parties shall execute an Assignment and Assumption Agreement applicable to each Assigned Agreement, in the form attached hereto as Appendix 9. Until WG obtains any required Consents and the Parties have executed an Assignment and Assumption Agreement in respect of an Assigned Agreement, such agreements shall be considered a Service Provider Administered Agreement.
     Subject to WG obtaining any required Consents, WG shall assign, and Service Provider shall assume, all of WG’s rights and obligations under the Assigned Agreements designated as:
     (i) “Expected to be Assigned (Reviewed)” provided that full disclosure of the terms of such Agreements have been made as of the Effective Date or
     (ii) “Expected to be Assigned (Not Reviewed)”,
     each in Exhibit I to Work Agreement No. 1.
     In the event that an Assigned Agreement designated as “Expected to be Assigned (Reviewed)” has not been fully disclosed as of the Effective Date, such Agreement shall be designated as “Expected to be Assigned (Not Reviewed).”
     Notwithstanding the foregoing, with respect to any Assigned Agreement designated as “Expected to be Assigned (Not Reviewed)” in Exhibit I to Work Agreement No. 1, Service Provider shall decide before the applicable Services Commencement Date whether it wishes to accept the assignment of such Assigned Agreement. If Service Provider wishes to accept assignment, and upon WG obtaining any required Consents, WG shall assign, and Service Provider shall assume, all of WG’s rights and obligations under such Assigned Agreements. If Service Provider wishes not to accept assignment, it shall notify WG prior to such Services Commencement Date, such agreement shall be considered a Service Provider Administered Agreement and the Parties will agree to an equitable adjustment to the Charges associated with such Assigned Agreement pursuant to Paragraph 13.1(a)(i) of Exhibit C to Work Agreement No. 1. With respect to any Service Provider Administered Agreement that is identified in Exhibit I to Work Agreement No. 1 as being subject to an “Agreed Termination Date,” the Party responsible for any termination fees that would be required to terminate such Service Provider Administered Agreement is the Party so identified on Exhibit I to Work Agreement No. 1. WG shall have financial and administrative responsibility for Consents required to transfer or assign an Assigned Agreement or to allow Service Provider to manage or administer a Service Provider Administered Agreement.

          2.9.4 No Additional Charges.
     Except as expressly set forth in the applicable Work Agreement, Service Provider shall not assess WG any additional charges or fees for administering any Service Provider Administered Agreements (including marking up the charges or fees set forth in any Third Party Invoices).
          2.9.5 Appointment as Agent.
     WG shall, to the extent necessary, in a Work Agreement, appoint Service Provider as its agent for all matters pertaining to the Service Provider Administered Agreements.
          2.9.6 Service Provider’s Payment on WG’s Behalf.
     To the extent any Service requires Service Provider to make or disburse a payment to a third party as payment agent for WG, or otherwise on WG’s behalf, the Parties shall utilize procedures to reduce or eliminate Service Provider’s holding of WG’s funds prior to payment. In the event Service Provider makes an incorrect payment to a third party, Service Provider shall, subject to WG’s approval, seek to recover such incorrect payment directly from such third party.
     2.10 Services Procedure Manual.
     Service Provider shall provide a Services Procedure Manual as a Deliverable that describes how the Service Provider shall perform and deliver the Services under this Agreement and pursuant to the applicable Statement of Work. The content and delivery requirements for the Services Procedure Manual shall be as set forth in the Work Agreement. In the event of a conflict between the provisions of this Agreement and the Services Procedure Manual, the provisions of this Agreement shall control. The Services Procedure Manual shall be considered an operational document, which Service Provider and WG may revise by mutual written agreement without the need to amend this Agreement. The Service Provider shall establish, maintain and keep current training materials and other documentation required by Service Provider to perform the Services.
3. Service Provider Commitments.
     3.1 Capital.
     During the Term, unless otherwise agreed by the Parties in such Work Agreement, all capital investments made by Service Provider to provide the Services or as may be necessary to enhance (in accordance with Section 3.4) and maintain the quality of the Services and Service Levels as required by this Agreement shall be made at Service Provider’s sole expense.
     3.2 Equipment and Transferred Assets.

          3.2.1 Service Provider Equipment.
     Except as otherwise expressly provided in this Agreement, Service Provider shall be the owner or lessee of all Equipment and be solely responsible for the maintenance of the Equipment.
          3.2.2 Transferred Assets.
     A Work Agreement may identify certain Equipment to be transferred by WG to Service Provider thereunder. Such Work Agreement will specify the terms and conditions under which such Equipment is to be sold, assigned, transferred and conveyed to Service Provider. WG shall retain a purchase money security interest in the transferred Equipment to secure the prompt payment of any consideration for such Equipment as set forth in the applicable Work Agreement, and Service Provider agrees to sign and deliver any filings, and take such other steps, as may be reasonably requested by WG to perfect such security interest. Upon the transfer of such Equipment, Service Provider shall be responsible for ongoing maintenance, repair and replacement of such Equipment as required. THE TRANSFERRED EQUIPMENT IS TRANSFERRED “AS IS” AND “WHERE IS” WITH NO OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER. SERVICE PROVIDER ACKNOWLEDGES THAT WG IS NOT ACTING AS A MERCHANT WITH RESPECT TO SUCH TRANSFER.
     3.3 Personnel and Facilities.
     WG will provide work space, phone, LAN/WAN and supplies at WG Locations for the Service Provider Personnel set forth on Exhibit L, at no additional cost to Service Provider. Except as otherwise expressly provided in this Agreement (including the previous sentence), Service Provider shall be responsible for providing all facilities, personnel, and other resources necessary for Service Provider’s provision of the Services, and all costs and expenses associated therewith.
     3.4 Improvements.
     Service Provider will explore opportunities on an ongoing-basis to reduce WG’s total cost of receiving the Services (including the Charges) and to improve Service Provider’s performance of the Services and Service Levels and shall be required, throughout the Term, to implement such measures as mutually agreed to and implemented in accordance with [***] and the Change Request Procedures or as otherwise set forth in a Work Agreement. Such opportunities may include economies of scale and greater efficiencies developed by Service Provider and technical changes and other developments affecting delivery of the Services. Each Work Agreement shall identify the Services to be provided under such Work Agreement that are subject to continuous improvement. The program for such continuous improvement shall be set forth in [***] or the applicable Work Agreement.
     3.5 New Technology and Re-engineering.
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     During the Term, Service Provider shall keep itself informed of new technology and improvements in current technology that may facilitate or improve the Services to result in cost savings, improvement in Service Provider’s performance of the Services and Service Levels, and other benefits to WG. Service Provider shall advise WG of such new technology or improvements about which it is aware and advise WG of their prospective benefits at quarterly meetings between the Parties, and in a written report to WG at least once in each calendar year. In addition, Service Provider shall review the operations required to support WG and shall recommend to WG certain re-engineering procedures, processes and tools. In the event that the re-engineering opportunity would require WG to modify its methods, practices or policies, Service Provider shall (i) present the changes to WG, (ii) discuss with WG the requirements of implementation, and (iii) identify the projected benefits to both WG and Service Provider. The Parties shall work in good faith to determine the costs, benefits and proper level of commitment by both WG and Service Provider for implementing such re-engineering projects. Either Party may request implementation of any of the foregoing in accordance with the procedures for Changes set forth in Appendix 12.1, and Service Provider shall not implement any of the foregoing without such Changes being mutually agreed to in accordance with Appendix 12.1.
4. Term.
     4.1 Term of the Agreement.
     This Master Services Agreement shall be effective as of the Execution Date and shall remain in effect until the later of: ten (10) years after the Execution Date; or (ii) the date that there is no Work Agreement in effect.
     4.2 Term of Work Agreements; Renewals.
     Each Work Agreement shall set forth its Effective Date and its Term, as well as any renewal term(s), as applicable. Unless otherwise provided in this Agreement, expiration or termination of such Work Agreement shall not terminate any other Work Agreement or this Master Services Agreement.
5. Pricing
     5.1 Prices for Services.
     The Charges for the Services are specified in each Work Agreement in accordance with the pricing provisions set forth in each such Work Agreement. Such Charges are exclusive of Taxes that are WG’s responsibility pursuant to this Agreement. WG is not committed to a minimum level of business and associated charges pursuant to this Agreement except as otherwise provided in the applicable Work Agreement.

5.2 Price Adjustments.
     The Service Provider will review all Services and their associated prices with WG on an annual basis, and where available improvements in performance or appropriate adjustments in Charges are identified (including through Section 3.4 and Section 3.5), such improvements and adjustments shall be documented and agreed to in accordance with the procedures for Changes set forth in Appendix 12.1; provided, however, that the requirement in this Section 5.2 that the Parties agree to improvements shall not apply to Services specifically identified in applicable Work Agreements as being subject to continuous improvement obligations pursuant to [***].
     5.3 Incidental Expenses.
     Any expenses that Service Provider expects to incur that are incidental to Service Provider’s performance of the Services, such as long distance telephone charges, office supplies, document reproduction, shipping and overnight mail charges, network connectivity charges, overnight mail charges and costs associated with personnel training in accordance with WG policies, shall be included in the prices set forth in the applicable Work Agreement. Unless otherwise expressly set forth in such Work Agreement, such incidental expenses shall be the sole responsibility of Service Provider and shall in no circumstances be reimbursed by WG.
     5.4 Reimbursable Expenses.
     WG shall reimburse Service Provider for pass-through expenses (including travel expenses, living, hotel and transportation expenses) approved in advance by WG and in accordance with WG’s then-current expense reimbursement policy. WG shall only reimburse expenses incurred by Service Provider, if Service Provider submits such expenses to WG within [***] of the end of the month in which such expenses were incurred, and so long as Service Provider submits a reasonable estimate of such expenses [***] in which such expenses were incurred.
     5.5 Service Provider’s Billing Rates.
     Service Provider’s rates for certain types of work to be performed for WG are as set forth in each applicable Work Agreement, which rates shall not increase during the Term, unless otherwise set forth in the applicable Work Agreement.
     5.6 Tax Obligations.
     The Parties’ respective obligations with respect to Taxes arising under, or in connection with, this Agreement are set forth in Appendix 5.
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6. Invoicing and Payment.
     6.1 Monthly Payments.
     Service Provider shall invoice WG in U.S. Dollars on a monthly basis for all Services that Service Provider believes are to be performed by Service Provider and all related forthcoming charges that Service Provider believes are to be incurred by WG during that calendar month, including any transition or transformation charges, and adjusted for any relevant Milestone Default Credits or Service Level Credits. Service Provider shall provide the invoice within the first three (3) days of the month. Such invoice shall separately identify any applicable Taxes for which WG is responsible. Service Provider shall send all invoices, in the format set forth in the applicable Work Agreement, in both electronic and hard copy form and with accounting codes prepopulated, to the attention of the person therein designated, to the address set forth in the applicable Work Agreement or such other address as WG may provide to Service Provider from time to time. All invoices will be issued by Service Provider from an address in the United States to WG at an address in the United States. Simultaneously with each invoice Service Provider shall also provide the supporting information, documentation and time sheets identified in the applicable Work Agreement for WG to verify the accuracy of such invoice. Service Provider will reconcile the actual Charges to the invoiced Charges as soon as reasonably possible and provide an associated accounting and reconciliation for any necessary adjustments to prior months’ billings. In the event that Service Provider does not provide WG with a reasonable estimate of Charges within [***], or does not provide an invoice (and the supporting information, documentation and time sheets identified in the applicable Work Agreement) within [***] of the end of the month in which such Services were provided (or the applicable reimbursable expense was incurred), WG will not be obligated to pay any after-issued invoice with respect to such Services (or applicable reimbursable expense); provided, however, that (i) WG will remain responsible for any WG Tax obligations with respect to such Services that are later assessed by a governmental tax authority with respect to the Services and the delay in levying of the assessment is not due to Service Provider’s failure to fulfill its obligations under this Agreement, and (ii) any such failure by Service Provider to provide an invoice within [***] shall not relieve Service Provider of any obligation to credit any excess charges previously invoiced by Service Provider.
     6.2 Payment.
     WG shall pay via wire transfer in U.S. Dollars all undisputed amounts in such invoices on or before the last Business Day in the month when the invoice was submitted. WG shall remit all such payments to the address specified by Service Provider. Any payment by WG shall be without prejudice of WG’s right to contest the accuracy of any invoice or charges. Any portion of an invoice not paid on or before the last Business Day of the month when the invoice was submitted, and not disputed pursuant to Section 6.7, shall accrue interest at a rate of the lesser of one (1) percent per month and the highest rate permitted by Law per month, such interest beginning to accrue as of the first day after such portion was late and calculated on a simple interest basis (provided, however, that WG will not be required to pay interest to the
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extent WG’s delay in payment to Service Provider is due to Service Provider’s failure with respect to its obligations (if any) with respect to any accounts payable aspects of the Services).
     6.3 Intentionally Omitted.
     6.4 Adjustments to Invoiced Amounts.
     With respect to any amount that is agreed between the Parties as an amount that (i) should be reimbursed to a Party by the other Party, (ii) is owed to a Party by the other Party with respect to damages incurred, or (iii) is otherwise owed or payable to a Party by the other Party pursuant to this Agreement, WG may deduct the entire amount owed against the Charges otherwise payable or expenses owed to Service Provider under this Agreement and Service Provider may add the entire amount owed to the Charges otherwise payable or expenses owed to Service Provider under this Agreement.
     6.5 Records and Audit.
     Service Provider shall comply with the obligations set forth in Appendix 10 with respect to audits.
     6.6 Service Level Credits and Milestone Default Credits.
     Subject to WG’s review and approval, Service Provider shall calculate any Service Level Credits and Milestone Default Credits in accordance with Appendix 8 and Exhibit D. In addition, with each such Service Level Credit and Milestone Default Credit, Service Provider shall provide WG with supporting documentation in reasonably sufficient detail to permit WG to review and confirm the accuracy of such Service Level Credit and Milestone Default Credit.
     6.7 Disputed Charges.
     WG shall pay all undisputed charges when they become due in accordance with this Agreement. If WG, in good faith, disputes any Charges regarding the Services, it shall promptly notify Service Provider and the Parties shall address such Dispute in accordance with this Section 6.7. With respect to those portions not in Dispute, Service Provider shall submit a new invoice for such portions and WG shall pay such portions within five (5) Business Days of receipt of such new invoice but in no event earlier than the date payment was due in accordance with the original invoice. With respect to those portions in Dispute, WG may withhold payment of such portions provided that WG may not withhold in the aggregate more than an amount equal to one (1) month’s Charges without placing the amount into escrow. In such event, WG will promptly notify Service Provider of the disputed amount, with an explanation of the reasons therefor. Following notification of a disputed invoice charge amount, the Parties will use their reasonable endeavors to resolve such Dispute within fifteen (15) days. If the Parties cannot resolve such Dispute within fifteen (15) days, then the matter will be escalated to the representatives of the Parties specified in the Dispute Resolution Process. Upon resolution, the amount, if any, payable will be paid to Service Provider with interest calculated at the lesser of

(i) the prime rate as published in the Wall Street Journal as of the date on which the Parties agree on the amount of the overcharge and (ii) the highest rate allowed by Law. If the aggregate amounts withheld exceed one (1) month of Charges, WG shall place all such amounts in excess of one (1) month of Charges in an escrow account in an FDIC-insured bank chosen by WG, pending resolution of the Dispute by mutual agreement or pursuant to the Dispute Resolution Process. Amounts held in escrow (including interest received, if any) shall be released upon joint instruction of the Parties following any settlement or other mutual agreement, or as determined by final adjudication of the Dispute (less, in either case, reasonable, applicable escrow costs, which shall be equally divided), provided that the Party that is successful in any final adjudication of the Dispute shall be entitled to the interest, if any. In no event will the disputed amounts to be withheld pursuant to this Section 6.7 exceed in the aggregate at any one time the Maximum Withholding Amount; provided, however, that disputed amounts withheld due to an invoice containing an unmistakable manifest error (e.g., a request for payment of $1,000,000,000 when the amount due was $100,000) will not be included when calculating the Maximum Withholding Amount. WG’s failure to deposit disputed Charges into escrow as provided in this Section 6.7, or WG’s withholding of Charges in excess of the Maximum Withholding Amount, shall be grounds for Service Provider to terminate this Agreement, including all Work Agreements, in accordance with Section 23.2.
7. Acceptance.
     7.1 Acceptance Testing.
     Service Provider shall perform Acceptance Testing of the Submitted Items as set forth in each applicable Work Agreement in accordance with the applicable Acceptance Criteria for such Submitted Item. The Acceptance Criteria for each Submitted Item shall be set forth in the appropriate Agreement document (e.g., Work Agreement, Project Work Order, Change Order). If no Acceptance Criteria are set forth, then each Submitted Item shall not be subject to acceptance, provided that in no event does the lack of specific acceptance criteria relieve Service Provider from its obligations to otherwise provide such Submitted Item in accordance with the provisions of this Agreement. Following Service Provider’s successful completion of such Acceptance Testing, Service Provider shall provide prompt written notice thereof and WG may, at its option and in its discretion, perform any additional Acceptance Testing itself. Service Provider shall seek WG’s Acceptance of each Submitted Item in accordance with the timelines for such Submitted Item set forth in the applicable Agreement document. The initial submission of a Submitted Item for WG’s approval shall be made at least [***] Business Days (or such other time period agreed by the parties (the “Review Period”) prior to the applicable due date. When establishing a Milestone or projected completion date for a Submitted Item, Service Provider shall take the Review Period into consideration for timing.
     7.2 Failure of Acceptance Testing for Submitted Items.
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          7.2.1
     If the relevant WG Work Product, Deliverables or any portion thereof does not conform to the Acceptance Criteria or fails Acceptance Testing (whether performed by Service Provider or WG), WG shall give Service Provider a Rejection Notice specifying any deficiencies in sufficient detail and Service Provider shall correct all deficiencies [***] after receipt of the Rejection Notice or such other time period as may be set forth in the applicable Work Agreement. Within thirty (30) days after such corrections have been made, Service Provider and/or WG shall retest the applicable WG Work Product or Deliverables as set forth in such Work Agreement. If the WG Work Product or Deliverables fail Acceptance Testing upon such retest, WG may, in its sole discretion: (x) grant Service Provider additional time to correct the outstanding deficiencies; or (y) without prejudice to any of WG’s other rights and remedies under this Agreement or at law or in equity, make a claim for damages.
          7.2.2
     If Service Provider has successfully performed Acceptance Testing or met the Acceptance Criteria under the applicable Work Agreement after such Acceptance Testing by Service Provider and/or WG, or WG otherwise decides, in its sole discretion, to accept a Submitted Item subject to such Acceptance Testing, WG shall notify Service Provider of its Acceptance of such Submitted Item. Payment by WG of any Charges to Service Provider for use of such Submitted Item by WG prior to Acceptance shall not constitute WG’s Acceptance of such WG Work Product or Deliverables. WG will not forgo any remedies it may otherwise have under this Agreement in the event of a later discovery of material defects, deficiencies or nonconformities in the accepted Submitted Items that were not reasonably discoverable by WG prior to such Acceptance. Further, in accepting such Submitted Item, WG will not forgo any remedies it may otherwise have under this Agreement with respect to such Submitted Item to the extent in the Work Agreement, Project Work Order or Change Order it is specifically called out as being dependent on any other Submitted Item that fails Acceptance Testing relating thereto,
     7.3 Failure to Meet Deliverables.
     Service Provider shall pay to WG Milestone Default Credits with respect to any failure by Service Provider to meet the Acceptance Criteria for any Deliverable or WG Work Product as set forth in the applicable Work Agreement. Service Provider’s obligation to pay Milestone Default Credits [***]. Milestone Default Credits shall be offset against any damages awarded in the event that WG successfully pursues a claim against Service Provider, [***].
     7.4 Acceptance of Transition Submittals.
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     For Transition Submittals, when Service Provider determines that the applicable Production Readiness Criteria identified in the applicable Transition Plan for a particular Transition Critical Milestone in the Transition Plan have been met or recommends Transition should otherwise proceed, Service Provider shall notify WG. Thereafter, WG shall promptly determine whether the applicable Production Readiness Criteria identified in the applicable Transition Plan for a particular Transition Critical Milestone in the Transition Plan have been met or Transition should otherwise proceed. If WG determines that the Production Readiness Criteria have been met or WG agrees Transition should otherwise proceed, Service Provider shall notify the Executive Governance Committee. Thereafter, the Executive Governance Committee shall promptly determine whether such Production Readiness Criteria for such Transition Critical Milestone have been met or Transition should otherwise proceed. In the event that the Executive Governance Committee determines that such Production Readiness Criteria for such Transition Critical Milestone have been met or Transition should otherwise proceed and issues an Acceptance (the “Completion Criteria”), the Completion Criteria shall be considered satisfied and the Transition Critical Milestone shall be considered accepted. In the event that WG or the Executive Governance Committee makes a negative determination, Service Provider shall promptly be provided written notice of the Production Readiness Criteria that were not met and Service Provider shall seek to meet the Production Readiness Criteria for a particular Transition Critical Milestone and resubmit it for review by WG and the Executive Governance Committee consistent with this Section. This process shall continue until the Executive Governance Committee determines that the Completion Criteria have been met or until WG exercises its termination rights pursuant to Section 23.1.3(v) and Exhibit D.
8. Performance Measurement for Support Services.
     8.1 Performance of Services.
     Service Provider shall develop and exhibit an understanding of the business and technical objectives of WG. Service Provider shall provide the Services and the Termination Assistance Services in accordance with the Service Levels and Performance Requirements set forth in the applicable Work Agreement. In the event a Work Agreement does not specify a Service Level or Performance Requirement for particular Services or Termination Assistance Services, or portion thereof, Service Provider shall provide such Services or Termination Assistance Services at a commercially reasonable level in accordance with accepted industry standards of leading providers of information technology services and business process outsourcing services that are providing services similar to the Services or Termination Assistance

Services and the standards set forth in the applicable Work Agreement. WG may require Service Provider to correct or re-perform any defective or non-conforming Services or Termination Assistance Services, and except due to the fault of WG or its Affiliates or WG Third Party Suppliers, WG shall not be obligated to pay for such correction or re-performance beyond the amounts that WG would otherwise have had to pay had such Services or Termination Assistance Services been performed correctly in the first instance.
     8.2 Modification of Service Levels.
     WG and Service Provider may modify the Service Levels as set forth in Appendix 8 or the applicable Work Agreement. In addition, Service Levels shall also be adjusted to reflect the results of benchmarking pursuant to Appendix 7.
     8.3 Measurement and Monitoring Tools for Service Levels.
     Service Provider shall implement, at its expense, the Measurement and Monitoring Tools. Such Measurement and Monitoring Tools shall permit reporting on at least a monthly basis to WG at a level of detail sufficient to verify compliance with the Service Levels and Performance Requirements and shall be subject to audit by WG in accordance with Appendix 10.
     8.4 Failure to Meet Service Levels.
     Service Provider shall pay to WG Service Level Credits in accordance with Appendix 8. Service Provider’s obligation to pay Service Level Credits to WG shall not limit WG’s right to seek additional remedies for any failure by Service Provider to meet the applicable Service Level. Service Level Credits shall not constitute a penalty or liquidated damages but any Service Level Credits paid by Service Provider to WG shall be offset against any damages awarded in the event that WG successfully pursues a claim arising out of such service failure. To the extent that a maximum credit amount (as set forth in the applicable Work Agreement) has been reached, Service Provider’s obligation to provide the maximum amount of Service Level Credits shall have no effect on WG’s right to terminate the applicable Work Agreement or this Agreement or any other rights or remedies WG may have under this Agreement at law or in equity, including any right to damages upon termination or otherwise.
     8.5 Failure to Meet Critical Milestones.
     Service Provider shall pay to WG Milestone Default Credits with respect to any failure by Service Provider to fully satisfy any Critical Milestone in accordance with the applicable Work Agreement. Service Provider’s obligation to pay a Milestone Default Credit to WG as a result of failure to meet a Critical Milestone shall not limit WG’s right to seek additional remedies for any failure by Service Provider to meet such Critical Milestone. Milestone Default Credits shall not constitute a penalty or liquidated damages but any Milestone Default Credits paid by Service Provider to WG shall be offset against any damages awarded in the event that WG successfully pursues any claim arising out of such failure to meet a Critical Milestone.

     8.6 Root Cause Analysis.
     Promptly after receipt of a notice from WG of Service Provider’s failure to meet a [***] (as provided in Appendix 8), Service Provider shall (i) commence diligent efforts to perform a root cause analysis, (ii) within fifteen (15) days provide a preliminary root-cause analysis for such failure, (iii) within thirty (30) days provide a final root-cause analysis for such failure, (iv) correct such failure within a reasonable time period taking into account the circumstances, (v) provide WG with a report detailing the cause of, and procedure for correcting, such failure, and (vi) provide WG with reasonable evidence that such failure will not be repeated.
     8.7 Commitment of Commercially Reasonable Efforts.
     To the extent that Service Provider fails to satisfy a Critical Milestone, Service Level or Performance Requirement or is otherwise in a position such that the provision of the Services within the time frame specified in the applicable Work Agreement is jeopardized, Service Provider shall use commercially reasonable efforts to complete the development or attain the relevant Critical Milestone or to provide the Services as necessary for such timeframe to be met. The use of commercially reasonable efforts by Service Provider as required in this Section 8.7 shall not in any way limit Service Provider’s liability (including the payment of Milestone Default Credits and Service Level Credits) for failure to meet the Critical Milestones, Service Levels and Performance Requirements and other Milestones set forth in the applicable Work Agreement, and to the extent the Services are being performed on a fixed price basis, WG shall [***].
9. Benchmarking.
WG shall have the right to benchmark the Services in accordance with the procedures set forth in Appendix 7.
10. Change Management Process.
     10.1 Changes.
     The Parties may revise, amend, alter, or otherwise change the nature and scope of the Services provided under this Agreement from time to time by mutual written agreement, including changes relating to: (i) the addition of Services; (ii) the termination of certain Services; (iii) the modification of Services; (iv) changes to WG Policies, or (v) any other changes that alter the scope of a Work Agreement, or the nature of the Services (collectively, “Changes”). All such Changes shall be made in accordance with the procedures set forth in Appendix 12.1 and the applicable Work Agreement, and shall except as otherwise provided in Appendix 12.1 only become effective upon the execution by both Parties of a Change Order.
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     10.2 Mandatory Changes.
     Notwithstanding Section 10.1 and Appendix 12.1, if WG determines that the implementation of a Change is required for WG to comply with a change in Laws or to prevent or mitigate a material adverse effect on WG’s business or operations, then WG may, upon written notice, require Service Provider to commence with implementing such Change without agreement on a Change Order, unless implementing such Change would require Service Provider to violate applicable Law; provided, however, that (i) if such Change would require Service Provider to incur additional direct costs (with a reasonable margin), WG will reimburse Service Provider for such costs on a time and materials basis using the Project Rates set forth in the rate cards set forth in the applicable Work Agreement for the applicable Service Tower until the Parties agree on the Change Order and (ii) if Service Provider performs such Change on a time and materials basis to allow WG to comply with a change in Laws, such Change will be considered a WG Compliance Directive.
11. Project and Relationship Management.
     11.1 Contract Governance.
     The Parties shall implement the contract governance procedures set forth in Appendix 12.
     11.2 Failure to Act.
     Service Provider and its subcontractors will be excused from failures to perform their obligations under this Agreement or to meet or exceed the Service Levels, and any resulting damages, to the extent that (i) WG, its Affiliates or its and their agents (other than Service Provider and its agents and other persons or entities working on Service Provider’s behalf) fail to perform the retained services identified in a Work Agreement or other provisions of this Agreement, or WG, its Affiliates or its and their agents (other than Service Provider and its agents and other persons or entities working on Service Provider’s behalf) fail to provide resources required by this Agreement or fulfill an obligation under this Agreement and (ii) such failure directly causes Service Provider’s failure to perform; provided, however, that Service Provider must (x) give WG prompt notice of WG’s, its Affiliates’ or its and their agents’ failure to perform such retained services, provide such resources or fulfill such obligation resulting in such performance failure, (y) use its reasonable efforts to continue to perform despite WG’s, its Affiliates’ or its and their agents’ failure to perform such retained services, provide such resources or fulfill such obligation under this Agreement and (z) use its reasonable efforts to mitigate the adverse consequences of WG’s, its Affiliates’ or its and their agents’ failure to perform such retained services, provide such resources or fulfill such obligation under this Agreement. Any such failure of WG, its Affiliates or its and their agents shall not [***] to the extent that Service Provider is seeking to be excused pursuant to this Section 11.2 and shall only
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excuse Service Provider and its subcontractors from failing to perform their obligations under this Agreement or to meet or exceed the Service Levels.
     11.3 Other Providers.
     Service Provider acknowledges that provision of the Services may involve interaction with other providers of services and products to WG, including possibly Third Party Providers. Service Provider shall interact with the Third Party Providers in a manner that facilitates provision of the Services and the Third Party Providers’ services or products in an orderly manner; provided, however, that Service Provider’s obligation to cooperate is subject to any Third Party Provider’s agreement to the confidentiality restrictions that this Agreement imposes on WG (but only to the extent that Service Provider’s Confidential Information is involved), and such cooperation will respect Service Provider’s and WG’s commitments to contractual restrictions and obligations imposed by WG Third Party Supplier Agreements and Service Provider Third Party Supplier Agreements. Service Provider shall promptly notify WG of any matter involving a Third Party Provider that causes or threatens proper provision of the Services or the provision of any products or services by a Third Party Provider.
12. Service Provider Personnel and Subcontractors.
     12.1 Key Personnel.
          12.1.1 Generally.
     Each Work Agreement shall list the Key Personnel and their respective responsibilities to facilitate continuity of Services during the Term. In assigning such Key Personnel, Service Provider shall represent to WG that such Key Personnel are qualified to provide and are experienced in providing the Services to which they are assigned. Unless a Work Agreement specifies otherwise, Service Provider shall not reassign or remove any such Key Personnel for [***] from the date that such person is designated as Key Personnel, without the prior express consent of WG, or unless such person (i) voluntarily resigns from Service Provider, (ii) is dismissed by Service Provider for cause, (iii) will be subject to material undue hardship (e.g., marital issues, illness, etc.), and as a result will terminate his/her employment with Service Provider if such person is not permitted to be reassigned to another account, or (iv) dies or is unable to work due to his or her disability. Service Provider shall, if possible, consult with WG prior to reassigning or removing any Key Personnel pursuant to subsections (ii) and (iii). Service Provider shall be responsible for the cost of training and transitioning a replacement Key Personnel.
          12.1.2 Time and Effort.
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     Unless a Work Agreement specifies otherwise, all Key Personnel shall devote their full working time and resources to performance of Services for WG under such Work Agreement.
          12.1.3 Replacements.
     Before replacing any of the Key Personnel, Service Provider shall, at its sole expense: (i) notify WG of the proposed replacement, selected by Service Provider in Service Provider’s sole discretion; (ii) introduce the proposed replacement to appropriate WG representatives; (iii) provide WG with the proposed replacement’s resume and any other information about such individual’s qualifications as may be reasonably and lawfully requested by WG; and (iv) inform WG of the training and knowledge transfer plan to be used by Service Provider. If, within [***] of WG’s receipt of such information, WG objects to the proposed assignment on lawful grounds, Service Provider shall review and confer with WG regarding such objections, and shall attempt to resolve such concerns in a manner agreeable to both Parties. If the Parties have not been able to resolve WG’s concerns within [***] after WG’s objection, Service Provider shall not assign the proposed replacement to that position and shall propose to WG the assignment of another individual of suitable ability and qualifications, selected by Service Provider in Service Provider’s sole discretion, which assignment shall be subject to the review and approval procedure set forth in this Section 12.1.3; provided, however, that if any of the Key Personnel terminates their employment with Service Provider or will terminate his/her employment with Service Provider in accordance with Section 12.1.1, Service Provider will have the ability to replace such person on a temporary basis and will work cooperatively and expeditiously with WG to identify a permanent replacement for such person.
          12.1.4 Replacement Transition.
     In connection with any change of Key Personnel, unless WG otherwise agrees in a particular instance in writing, Service Provider shall, if it can, provide that the person to be replaced and the approved replacement have overlapping service (i.e., dual coverage) of at least fifteen (15) days. Service Provider shall execute the training and knowledge transfer plan referenced in Section 12.1.3 at Service Provider’s sole cost.
     12.2 Personnel.
          12.2.1 Qualified Personnel.
     Service Provider and its subcontractors shall provide Personnel with suitable training, education, skill and other qualifications to perform the Services under each specific Work Agreement.
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          12.2.2 Withdrawal/Replacement.
     If WG desires to withdraw or replace any Personnel providing the Services, WG shall consult with Service Provider. If, after such consultation, WG requests the withdrawal or replacement of any Personnel, Service Provider and its subcontractors shall withdraw or replace such Personnel as soon as reasonably practical, and in connection with such action [***].
          12.2.3 Notification and Replacement.
     Service Provider shall use commercially reasonable efforts to facilitate the continued employment by Service Provider and its Affiliates of its and their employees then performing Services pursuant to a Work Agreement. Service Provider shall notify WG, on a confidential basis, of the termination, and the reasons therefor, for Service Provider’s or its subcontractor’s termination for cause of (i) any Personnel in customer-facing positions, handling WG’s money or financial matters, or that has access to WG Personal Data; (ii) any subcontractors set forth in Exhibit O, or for whom WG’s prior written consent is required in accordance with Section 12.5.1; (iii) any Personnel where termination is related to a breach of WG Policies or violation of applicable Law. If either (x) the employment of any Personnel performing Services under a Work Agreement is terminated by Service Provider or such Personnel for any reason whatsoever, or (y) WG requires the withdrawal or replacement of any Personnel pursuant to Section 12.2.2, Service Provider and such subcontractor shall replace such terminated or withdrawn Personnel with new Personnel appropriately trained for the position that person is assuming. WG shall [***].
          12.2.4 Compliance.
     When Personnel (including those of each subcontractor) are on WG’s premises, they shall comply with all applicable WG rules, regulations and policies applicable to other contractors at WG, to the extent such policies have been provided to Service Provider, including such matters as on-site working hours, and holidays. WG will comply with WG Polices as set forth in Appendix 1 and Appendix 3. Service Provider acknowledges that it has been provided with copy of all of the policies referenced on Appendix 1 and Appendix 3. Service Provider shall provide each of its Personnel performing Services with copies of such rules, regulations and policies provided by WG and shall monitor such Personnel’s compliance with such rules, regulations and policies. WG may, in its sole discretion, approve all Personnel requiring access to any WG facility or site. Personnel shall only perform applicable Services and shall not work on other accounts when present on WG premises.
          12.2.5 Screening and Background Checks.
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          Service Provider shall, at its expense, maintain a program to provide reasonable assurance that its Personnel performing the Services are trustworthy and reliable.
          i) All Personnel: Subject to applicable Law and availability in the relevant jurisdiction, the following are required for all Personnel:

Searches	Information Required for Search
Local Criminal History Research [***] Years of Residence	Names to be searched; date of birth; SSN; and all information regarding jurisdictions to be searched

Social Locator	Full name and SSN (or equivalent in countries outside of the United States)

Education Verification	Correct name of school; address (at least city and state); year of graduation; last year attended; campus attended; name of applicant; all former names; date of birth; SSN; degree earned; name on degree

Driving Record (if driving a WG vehicle)	Drivers license number; names as appears on driver’s license; state of license; SSN; date of birth

Credit Report (if handling WG funds)	SSN; current address; date of birth
          ii) Leak Call Services. In addition to the requirements of Section 12.2.5(i), Service Provider shall, at its expense, maintain a program to provide reasonable assurance that its Personnel performing Leak Call Services and Personnel managing the Leak Call Services are trustworthy and reliable. Service Provider may not use Personnel to perform such functions if Service Provider obtains information indicating such Personnel has tested positive for controlled substances, tested at or above .04 breath alcohol concentration, or refused to test. Such program, administered by an independently audited lab, shall consist of:
1.	All collection, transportation, testing procedures, test evaluation measures, quality control measures applicable to laboratories, medical review officers, record keeping, and reporting of drug test results will conform to the U. S. Department of Health and Human Services’ “Mandatory Guidelines for Federal Workplace Programs”, 49 CFR Part 40.

2.	A policy and procedure for conducting the controlled substance and alcohol tests as approved by WG that describes how the tests will be conducted, when they will be conducted, and how records will be audited and retained, including confirmation of all positive test results by a) a second methodology utilizing
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Gas Chromatography/Mass Spectrometry (GS/MS) and b) a medical review officer.

3.	The performance of four types of controlled substance tests:

(i) Prequalification controlled substance and alcohol testing is a requirement for all applicants intended for hire or transfer into performing or managing safety sensitive employees. Prospective employees must submit to a pre-qualification (NIDA 10 panel) test for the use of controlled substances, including alcohol, not greater than [***] before the applicant is to begin performing Leak Call Services. Prior to collection of a urine sample, the applicant shall be notified that the sample will be tested for the presence of controlled substances. Applicants who provide a sample that tests positive will be prohibited from performing Leak Call Services.

(ii) Reasonable cause controlled substance and alcohol (NIDA 10 panel) – testing protocol to be implemented when conduct witnessed by a supervisor or company official is indicative of the use of a controlled substance. All supervisors of Personnel performing Leak Call Services shall be trained in the identification of actions, appearance, or conduct that are indicative of the use of a controlled substance. Where such behavior has been observed, a supervisor shall transport such Personnel to the collection site within two (2) hours of the witnessing of indicative behavior. Refusal to submit to the test should result in removal from performing the Leak Call Services. While awaiting the test results and confirmation from the medical review officer, such Personnel should be removed from performing Leak Call Services.

(iii) Post incidence controlled substance and alcohol NIDA 10 panel tests shall be conducted at the direction and upon notification from WG. The decision to test is based upon the conclusion that the Personnel’s actions cannot be ruled out as a contributing factor to an incident. Upon such notification, a supervisor will escort such Personnel to the closest testing facility as soon as possible, but no later than two (2) hours of the notification. A refusal by such Personnel to submit to the test should be treated as a positive test. Such Personnel should be removed from performing Leak Call Services for a refusal or until the results are received from the medical review officer. Any positive result should result in removal from performing Leak Call Services.

(iv) Random controlled substance (10 Panel NIDA) testing will be conducted quarterly and administered at a fifty percent (50%) annualized rate so that during any twelve (12) month period the number of tests conducted will be equal to half of the total pool of covered Personnel. Personnel providing Leak
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Call Services will be subject to random testing at any time with no advance notice. The random selection process will ensure each Personnel the same fair and equal chance of being selected. Personnel randomly selected will be notified by his/her supervisor of the selection and instructed to immediately go to the designated collection site. Failure to submit to a random test should be treated as a positive test and Personnel should be removed from performing Leak Call Services. Positive results confirmed by the medical review officer should result in such Personnel being removed from performing Leak Call Services.

4.	Record Retention
a.	Service Provider will retain the following records for a period of at least five (5) years:
(1)	Records of Personnel tested, by type of test, and the results of each test;

(2)	Documentation of Personnel that refuse to take required controlled substance and alcohol tests;

(3)	Confirmed positive drug test results that show that Personnel failed a drug test; this record will also include: (a) the prohibited drug used; and (b). disposition of the Personnel (i.e., termination, reassignment);
b.	Service Provider will retain records confirming supervisory and Personnel training described in 3(ii) above for at least three (3) years.
     (iii) Other: Additional background check and screening requirements may be set forth in a Work Agreement.
     In the event that any part of this program is not permitted by applicable Law without consent, Service Provider shall endeavor to obtain the appropriate consent. Notwithstanding the foregoing, and including in the event of any transfer of Leak Calls to a new Service Provider Service Location, Service Provider shall: (x) assign sufficient Personnel at any given time to handle Leak Calls, and (y) prevent any Personnel that has not undergone the foregoing screening program specified above from handling Leak Calls.
          12.2.6 Visas and Immigration Requirements.
     Service Provider shall procure, at its expense, all visas and other immigration requirements necessary to provide the Services as set forth in an applicable Work Agreement.
     12.3 No Third Party Beneficiaries.
     Nothing in this Article 12 is intended to provide to any employee of either Party or the Personnel any benefit or right, or entitle any such employee or the Personnel to any claim, cause of action, remedy, or right of any kind, the intent of the Parties being that nothing in this Article 12 shall be deemed to create any obligations of either Party to any employee of either Party or the Personnel or to create any right to any employee of either Party or the Personnel. No employee of either Party or the Personnel shall have any rights to enforce this Article 12, either for his or her own benefit or otherwise. Personnel supplied hereunder are not WG’s employees or agents and Service Provider shall continue to be fully responsible for their acts. Service Provider, or its subcontractors (as applicable) shall be solely responsible for the payment of compensation of the Personnel and Service Provider and its subcontractors (as applicable) shall inform Personnel that they are not entitled to any of WG’s employee benefits. Service Provider or its subcontractors (as applicable), and not WG, shall be solely responsible for payment of worker’s compensation, disability benefits and benefits similar thereto and unemployment insurance or for withholding and paying employment taxes for the Personnel.
     12.4 Transfer of WG Personnel.
     If any employees will be transferred from WG to Service Provider, the applicable Work Agreement will include the human resource provisions.
     12.5 Service Provider’s Use of Subcontractors and Third Party Suppliers.
          12.5.1 Subcontractors.
          12.5.1.1 Service Provider Obligations.
          Service Provider shall not subcontract any portion of the Services or all or any portion of its obligations under this Agreement without WG’s prior written consent, except that Service Provider may, without WG’s prior written consent, (i) enter into subcontracts for third party services or products with any of the subcontractors listed in Exhibit O as pre-approved as of the Effective Date, (ii) cause its Affiliates to provide any of the Services, (iii) enter into subcontracts with (A) natural persons (1) who qualify as “independent contractors” or “temp employees” of Service Provider who provide temporary services to Service Provider under independent contractor relationships of a type commonly referred to in the United States as “1099” relationships or (2) who provide services to Service Provider on a leased employee or so-called “staffed- or temp-employee basis” pursuant to contracts between Service Provider and a staff augmentation or staff supplementation company, or (B) subcontractors that provide ancillary indirect support services, or (iv) in the ordinary course of business, enter into a subcontract with an entity to provide third party services for which the total estimated or anticipated value of such subcontract is less than [***] in any calendar year.
               12.5.1.2 Limitations.
          Notwithstanding Section 12.5.1.1, WG’s consent shall be required for Service Provider to subcontract with any person or entity (other than Service Provider’s
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Affiliates) contracted with exclusively to provide services to WG or any of its Affiliates [***], to provide any of the Leak Call Services [***], or to provide Services that are expressly identified in a Work Agreement as requiring WG’s consent for subcontracting [***]. WG’s consent with respect to any subcontracting shall not relieve Service Provider of its responsibility for the performance of any of its obligations under this Agreement or constitute WG’s consent to further subcontracting. In assigning subcontractors to provide the Services for which WG’s prior written consent is required, Service Provider shall first obtain WG’s written approval and shall further represent to WG that such subcontractors are qualified to provide, and are experienced in providing, the Services to which they are assigned. To the extent WG’s consent for such subcontractors is required under this Agreement, WG approves the subcontractors set forth in the applicable Work Agreement, but only with respect to the specific portions of the Services to be subcontracted to such subcontractor as set forth in the Work Agreement.
               12.5.1.3 Reassignment or Removal by Service Provider.
          Service Provider shall not, without the consent of WG, reassign or remove any subcontractor that has been contracted with exclusively to provide Services to WG. If Service Provider proposes to enter into a Subcontract for which WG’s prior written consent is required, Service Provider shall clearly set forth in writing to WG: (i) the specific portions of the Services that Service Provider proposes to subcontract; (ii) the scope of the proposed subcontract; (iii) the identity, background, and qualifications of the proposed subcontractor; and (iv) the type of contract that exists or shall exist between Service Provider and the subcontractor.
               12.5.1.4 Reassignment or Removal at WG’s Request.
          WG shall have the right: (i) to approve or disapprove the use of proposed subcontractors for which WG’s prior written consent is required; and (ii) to revoke its prior approval of a subcontractor for which WG’s prior written consent was required; provided, however, that WG agrees to relieve Service Provider from its obligations to meet applicable Service Levels for a reasonable period of time to the extent impairment is caused by such discontinuance and to reimburse Service Provider for termination charges (if any) Service Provider is required to pay such subcontractor to terminate its agreement with Service Provider and other reasonable fees associated with such transition, so long as Service Provider uses commercially reasonable efforts to mitigate such impairment and to avoid such termination charges. Notwithstanding the foregoing, WG shall have the right to terminate any subcontractor that is an entity, without payment of any related charges, if WG has the right (whether or not such right is exercised) to terminate this Agreement, or the applicable Work Agreement, as a result of the acts or omissions of such subcontractor.
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               12.5.1.5 Subcontracts.
          Each Subcontract shall be subject to all Data Protection Laws, and to the extent necessary as determined by WG, the subcontractor entering into such Subcontract may be required to provide adequate assurance that the WG Personal Data will be processed in a manner consistent with the Data Protection Laws.
          12.5.2 Third Party Services.
     Notwithstanding Section 12.5.1.1, Service Provider may, without WG’s consent, subcontract or obtain services that meet all of the following criteria: (i) the services are not designated as critical functions for the Services in the applicable Work Agreement; (ii) the services do not involve interaction with WG’s customers; and (iii) the services do not involve access to or the use of WG Personal Data. Also, for purposes of this Agreement, a third party that provides Equipment or Software and associated repair or maintenance services for such Equipment or Software would not be considered a subcontractor for purposes of this Agreement solely with respect to the foregoing.
          12.5.3 Service Provider’s Responsibility for Subcontractors.
     With respect to any obligations of Service Provider under this Agreement performed by subcontractors, Service Provider shall remain responsible for such obligations in addition to subcontractor compliance with the terms and conditions of this Agreement to the same extent Service Provider would be responsible for its own compliance with the terms and conditions of this Agreement. Service Provider shall not disclose to any subcontractor, or any third party supplier under a Service Provider Third Party Supplier Agreement, any of WG’s Confidential Information unless and until such subcontractor, vendor or supplier has a need to know such Confidential Information and has agreed in writing to protect the confidentiality of such information in a manner that is equivalent to that required of Service Provider by Article 15. Service Provider shall be responsible as WG’s sole point of contact regarding the Services.
13. Audit and Inspection Rights.
WG may conduct audits of Service Provider as set forth in Appendix 10.
14. Business Continuity and Disaster Recovery.
     14.1 Business Continuity Plan.
     Upon the Services Commencement Date for a Service to be performed by Service Provider under each Work Agreement, Service Provider shall apply Service Provider’s Business Continuity Plan (as approved by WG and as modified pursuant to this Agreement) to such Service in accordance with Appendix 13 and the applicable Work Agreement.

     14.2 Implementation of Business Continuity Plan.
     Upon the occurrence of a Disaster and as part of the Charges, Service Provider shall implement the Business Continuity Plan in accordance with Appendix 13. The occurrence of a Disaster (including any Force Majeure Event) will not relieve Service Provider of its obligation to implement the Business Continuity Plan and to provide disaster recovery Services. If the Services are not restored within the period specified in the Business Continuity Plan, and to the extent such failure to restore Services is attributable to Service Provider’s failure to comply with the Business Continuity Plan, WG may [***].
     14.3 Testing of Business Continuity Plan.
     Each Work Agreement shall set forth the frequency with which Service Provider must, at its own expense, test the Business Continuity Plan, but in no event shall such tests be conducted less frequently than annually. WG shall have the right, at any time and from time to time, to review the Business Continuity Plan as it relates to the Services and request Service Provider to modify or enhance the Business Continuity Plan as reasonably necessary to address any WG concerns or policy changes and such modifications or enhancements will be agreed to and implemented using the Change Request Procedures in Appendix 12.1.
15. Confidentiality.
     15.1 Duty of Confidentiality.
     Each Party acknowledges that it may, in the course of performing its responsibilities under this Agreement, be exposed to, or acquire, Confidential Information of the other Party or its Affiliates or their customers or third parties to whom the other Party or its Affiliates owe a duty of confidentiality. Recipient agrees to hold the Confidential Information of Discloser in confidence using the same or greater degree of care it uses with its own most sensitive information (but in no event less than a reasonable degree of care) and not to copy, reproduce, sell, assign, license, market, transfer or otherwise dispose of, give or disclose such information to third parties or to use such information for any purposes whatsoever other than the performance of this Agreement or as expressly set forth in this Agreement. Recipient will limit access to Confidential Information of Discloser to only those of its employees, agents and contractors having a need-to-know in connection with this Agreement or provision of the Services. Recipient shall advise all of its employees and subcontractors who may be exposed to the Confidential Information of Discloser of their obligations to keep such information confidential in accordance with this Article 15. Recipient shall, upon expiration or termination of this Agreement or applicable Work Agreement or otherwise upon demand, either return to Discloser or destroy and certify in writing to Discloser the destruction of any and all documents, papers and materials and notes thereon in Recipient’s possession, including copies or reproductions thereof, to the extent they contain Confidential Information of Discloser except for any
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Confidential Information which is otherwise required to be retained pursuant to this Agreement, which Confidential Information will continue to be subject to the terms of this Agreement.
     15.2 Exclusions to Confidential Information.
     Confidential Information shall not include information that Recipient can show: (i) was or has later become available to the public through no breach of this Agreement; (ii) was obtained from a third party who rightfully received the information without the obligation of confidentiality; (iii) was already in the Recipient’s possession prior to direct or indirect disclosure pursuant to this Agreement, the Request for Information, the Request for Proposal, or the Supplemental Request; or (iv) was independently developed by Recipient without reference to the Confidential Information of Discloser.
     15.3 Permitted Disclosures.
     If the Recipient is requested to disclose all or any part of any Confidential Information of the Discloser under a discovery request, a subpoena, or inquiry issued by a court of competent jurisdiction or by a judicial, administrative, regulatory or governmental agency or legislative body or committee, or the Recipient determines that disclosure is required under applicable Law, the Recipient shall, to the extent practicable and subject to applicable Laws, give prompt written notice of such request or such determination to the Discloser and shall give the Discloser the opportunity to seek an appropriate confidentiality agreement, protective order or modification of any disclosure or otherwise intervene, prevent, delay or otherwise affect the response to such request or such determination and Recipient shall cooperate in such efforts. Discloser shall reimburse Recipient for reasonable legal fees and expenses incurred in Recipient’s effort to comply with this provision. The Parties agree that this Section 15.3 would be applicable to the extent either Party intended to make this Agreement or any portion thereof publicly available.
     15.4 Confidentiality Agreements.
     WG and its Affiliates receiving Services shall inform its and their employees with access to Service Provider’s Confidential Information of their respective confidentiality obligations under Section 15.1. Service Provider shall require its subcontractors and employees to execute confidentiality agreements that contain confidentiality obligations that are no less rigorous with respect to WG’s Confidential Information than the confidentiality obligations set forth in this Agreement.
     15.5 Data Protection.
     In the event Service Provider shall have access to any WG Personal Data, the terms and conditions set forth in Appendix 2 and Appendix 6 shall apply.
     15.6 Strictest Treatment.

     Service Provider shall comply with the strictest applicable requirements under this Agreement for any information that meets the definition of more than one of the following terms: Confidential Information of WG and WG Personal Data.
     15.7 Remedy.
     It is understood and agreed that in the event of a breach of this Article 15, damages will not be an adequate remedy and the non-breaching Party shall be entitled to injunctive relief to restrain any such breach, threatened or actual, notwithstanding Article 22.
     15.8 Attorney Client Privilege/Work Product.
     As a result of its position in providing and performing the Services, Service Provider may have unique knowledge of certain operations and information of WG that neither WG nor any of its employees will have in full. In addition, although Service Provider and WG have not established an employee-employer relationship, in providing and performing the Services as an independent contractor, Service Provider may interact with the employees, executive management, board of directors, accountants and legal counsel to WG in a manner and with respect to matters that, functionally, may appear to be the same as or similar to functions performed or previously performed by employees and agents of WG. Service Provider also acknowledges that certain documents, data and databases to which Service Provider has access or are created by Service Provider for WG and all associated communications relating thereto may be subject to the legal professional client privilege and that such information may have been or may be prepared in anticipation of litigation and that Service Provider is performing the Services in respect of such information as an agent of WG. To the extent that any of the materials or information provided to and from Service Provider as part of the Services for, and related communications with, legal counsel of WG (both in-house counsel and outside counsel) may be subject to WG attorney-client privilege and/or work product privilege, Service Provider shall reasonably cooperate, at WG’s expense and direction, to take steps designed to prevent waiver of any privilege with respect thereto. The foregoing shall not, however, be construed to affect the liability or obligations of the Parties pursuant to or in connection with this Agreement or the Services; provided, however, that the Recipient may disclose certain Confidential Information in accordance with Section 15.3.
     15.9 No Right or License.
     Nothing in this Article 15 shall be construed as obligating either Party to disclose its Confidential Information to the other Party, or as granting to, or conferring on, the other Party, expressly or impliedly, any rights or license to the Confidential Information.
16. Data and Information Security.
     16.1 Safeguarding of WG Data.

     Service Provider shall establish and maintain safeguards against the destruction, loss, misuse or alteration of WG Data in the possession of Service Provider that are no less rigorous than those set forth in Article 15, Article 16, or Appendix 2. WG shall have the right to establish separate backup security for WG Data and to keep backup data and data files. Service Provider shall notify WG immediately in the event of (i) a breach of any Data Protection Law, (ii) a breach in the security of any WG Data, or (iii) a breach of any requirement under this Agreement with respect to WG Data and shall also follow the procedures set forth in Appendix 2 and Appendix 6 with respect thereto.
     16.2 Provision of WG Data.
     Notwithstanding any other provision of this Agreement, Service Provider shall make all WG Data (complete and unaltered) available at any time to WG and its authorized agents in the form in which Service Provider is using or storing such WG Data at no additional charge.
     16.3 Ownership and Use of WG Data.
     As between the Parties, WG Data shall be and remain the property of WG. Service Provider shall use the WG Data solely to perform Service Provider’s obligations under this Agreement. Except as expressly permitted in this Agreement, Service Provider shall not sell, assign, lease, disseminate, or otherwise dispose of the WG Data or any part thereof to any other person, and Service Provider shall not commercially exploit any part of the WG Data. Service Provider shall not possess or assert any property interest in, or any lien or other right against or to, any WG Data.
     16.4 Data Retention.
          16.4.1 During Term.
     During the Term and subject to Appendix 2, Service Provider shall retain all WG Data associated with a Work Agreement for as long as WG is required by Law, or by WG’s Policies set forth in Appendix 1, or as expressly set forth in such Work Agreement. WG shall inform Service Provider of any such requirements of Law (subject to Section 18.4) and WG Policies, which shall be incorporated into the applicable Work Agreement. Nothing in this Article 16 shall relieve Service Provider of (i) other document retention requirements expressly provided in this Agreement, or (ii) its obligations in Section 18.4.
          16.4.2 Post-Term.
     Upon termination or expiration of a Work Agreement, or upon request by WG at any time with respect to particular WG Data not required by Service Provider to perform Service Provider’s obligations under this Agreement, or at the end of any specified retention period set forth in such Work Agreement, Service Provider shall return to WG the WG Data associated with such Work Agreement in the form and manner reasonably requested by WG (which shall be at no charge to WG if such form and manner was that used by Service Provider, but conversion to a different form and manner may result in a reasonable charge to WG) including all copies of documents, papers or other material that may contain or be derived from WG Confidential Information and delete from its servers any electronic copies of all such information (excluding for purposes of this Section 16.4.2, copies of this Agreement) that are in Service Provider’s possession or control, together, if requested by WG, with a certificate signed by Service Provider in form and substance reasonably satisfactory to WG, stating that all WG Data has been returned or destroyed. Service Provider shall remove WG Data from its applications and databases and shall use mutually approved data destruction methods to remove WG Data from its back-up systems.
17. Intellectual Property.
     17.1 WG Intellectual Property.
          17.1.1 Trademarks and Service Marks.
     To the extent that the Services permit or require a Party to use the name, logo or domain name of the other Party, a Party shall, unless otherwise agreed in a particular instance, adhere to all brand identity standards provided in writing to the other Party. Any such use of the name, logo or domain name by that Party does not constitute a trademark license by the Party to the other Party to use the name, logo or domain name in association with any other trademark, any product or service that a other Party manufactures, distributes, sells, or supports, or any service that the other Party performs or renders. The Parties acknowledge that the company logo and all goodwill associated therewith of the other Party are, and shall remain, the sole property of the Party that owns such company logos and no rights are conferred upon the other Party with respect thereto. Any and all trademarks appearing in any materials and systems connected with the Services shall contain appropriate trademark ownership/attribution notices that clearly identify the applicable owner as the owner of such trademarks.
          17.1.2 WG Intellectual Property.
     WG shall be, and shall remain, the sole and exclusive owner of all WG Intellectual Property. Subject to the other terms and conditions of this Agreement, WG hereby grants to Service Provider and its subcontractors providing the Services, during the Term and during the period Termination Assistance Services are being provided, a non-exclusive, worldwide, royalty-free, non-transferable license to use, copy, maintain, modify, enhance and create derivative works of the WG Intellectual Property solely for the purpose of providing the Services to WG pursuant to this Agreement. Neither Service Provider nor its subcontractors shall be permitted to use WG Intellectual Property for the benefit of any entities other than WG and its Affiliates. Except as requested or approved by WG, or as otherwise provided in this Agreement, Service

Provider and its subcontractors shall cease all use of WG Intellectual Property at the end of the Term and after Termination Assistance Services are discontinued.
          17.1.3 WG Work Product.
     All WG Work Product shall be considered “works made for hire” and shall be owned by WG and WG shall be, pursuant to the Copyright Act, the author of such work. If any WG Work Product may not be considered a “work made for hire” under applicable Law, Service Provider hereby agrees to irrevocably assign to WG, upon payment of all applicable separately identifiable Charges as provided in the applicable Work Agreement, all of Service Provider’s right, title, and interest in and to the WG Work Product, including all Intellectual Property Rights therein (excluding rights in Pre-Existing Service Provider Intellectual Property and Independently Acquired Intellectual Property), and waives any moral rights therein. Service Provider acknowledges that WG and the successors and assigns of WG shall have the right to obtain and hold in their own name any Intellectual Property Rights and other proprietary rights in and to all WG Work Product. Service Provider shall execute any documents and take any other actions reasonably requested by WG to effectuate the purposes of this Section 17.1.3. To the extent that the WG Work Product includes or incorporates any Pre-Existing Service Provider Intellectual Property or Independently Acquired Intellectual Property, Service Provider hereby grants to WG and its Affiliates, during and after the Term, a paid-up, royalty-free, perpetual, irrevocable, worldwide, non-exclusive, and transferable right to use, copy, maintain, modify, enhance and create derivative works of such Service Provider Intellectual Property (i) solely as embedded in such WG Work Product, and (ii) solely in connection with WG’s and its Affiliates’ respective businesses for the receipt or delivery of services that are substantially similar to the Services; provided, however, that WG and its Affiliates (or their successors) may sub-license such rights to unrelated third parties solely in connection with WG’s own business and solely for the purpose of providing services substantially similar to the Services to WG, its Affiliates or their successors.
          17.1.4 Service Provider’s Subcontractors.
     Each of Service Provider’s subcontractors that creates any WG Work Product shall be required by Service Provider to execute written agreements (i) assigning to WG (or to Service Provider who shall then in turn assign to WG), without further consideration, all of its right, title, and interest in and to such WG Work Product, including all Intellectual Property Rights therein, and (ii) agreeing to execute any documents and take any other actions reasonably requested by WG (or Service Provider, on WG’s behalf) to effectuate the purposes of this Section 17.1.4.
     17.2 Service Provider Intellectual Property.
          17.2.1 Service Provider Intellectual Property.

     Service Provider and its Affiliates shall be, and shall remain, the sole and exclusive owners of all Service Provider Intellectual Property. Subject to the other terms and conditions of this Agreement, Service Provider, on behalf of itself and its Affiliates, hereby grants to WG, for itself and its Affiliates, a non-exclusive, worldwide, royalty free (during the Term), non-transferable license, with the right to sublicense to third parties solely for the purpose of providing services to WG and its Affiliates (provided that a Service Provider Competitor may not be a sublicensee thereof unless contractually obligated to keep such Service Provider Intellectual Property confidential), to use and maintain the Service Provider Intellectual Property that is incorporated in, or provided as part of, the Services. Service Provider may use the Service Provider Intellectual Property for any purpose, including for the purpose of providing services to a third party.
          17.2.2 Deliverables.
     During the Term of the applicable Work Agreement, Service Provider shall create Deliverables as set forth in an applicable Work Agreement or Change Order. All Deliverables shall be owned by Service Provider and Service Provider shall be, pursuant to the Copyright Act, the author of such work, provided that Service Provider shall remove WG’s Confidential Information contained in such Deliverables, if any, prior to making such Deliverables available to any third party. Service Provider hereby grants to WG and its Affiliates during and after the Term a perpetual, paid-up, royalty-free, worldwide, non-exclusive, sub-licensable but otherwise non-transferable (except to a successor) right to use, copy, maintain, modify, enhance and create derivative works of such Deliverables (including any Service Provider Intellectual Property incorporated therein) solely in connection with WG’s own business for the receipt or delivery of services substantially similar to the Services to WG or its Affiliates; provided, however, that (i) WG may sublicense such rights to unrelated third parties solely in connection with WG’s own business and solely for the purpose of providing services to WG, its Affiliates or their successors, and (ii) if such Deliverable is a discrete deliverable subject to separately identifiable Charges, the foregoing license shall become irrevocable once such Charges have been paid to Service Provider.
     17.3 Disclosure and Delivery of All Deliverables and Work Product.
     Upon completion of the Services or the termination of a project and subject to the transfer provisions of Section 17.1.3, Service Provider shall use all commercially reasonable efforts to disclose fully and to deliver promptly to WG all of the Deliverables and WG Work Product, including related object and source code, as well as any and all copies, summaries or extracts of such WG Work Product; provided that, subject to the restrictions of this Agreement, Service Provider shall have the right to retain one copy of any and all reports and other work product associated therewith for its own files for reference only.
     17.4 No Other Licenses.

     This Agreement does not grant or otherwise give either Party ownership in, or other proprietary rights or license to use, the other Party’s Intellectual Property Rights except as expressly provided for herein or in an applicable Work Agreement.
     17.5 Service Provider and Third Party Intellectual Property.
     To the extent Service Provider desires to include any Service Provider Intellectual Property or other third party Intellectual Property in any WG Work Product or Deliverables to be provided or licensed to WG that would not be covered by the licenses granted to WG under Sections 17.1.3 and Section 17.2 above, Service Provider shall (i) notify WG prior to such inclusion, (ii) identify all such Service Provider Intellectual Property and third party Intellectual Property in the applicable Work Agreement, and (iii) not proceed with such inclusion without first obtaining WG’s consent. During the Term and except as set forth in an applicable Work Agreement, Service Provider shall have financial and administrative responsibility for obtaining any Consents and any additional licenses that may be necessary for Service Provider to use such third party Intellectual Property or Service Provider Software during the Term in the provision of Services and to grant the licenses set forth in this Article 17, and WG shall have financial and administrative responsibility for obtaining any Consents and any additional licenses that may be necessary for Service Provider to use the WG Software and WG Systems in the provision of Services. The Party financially and administratively responsible for obtaining the Consent shall obtain such Consent. Such responsibility will include the payment of any required transfer, upgrade, access, license or similar fees or charges related thereto. The other Party will provide reasonable assistance to the responsible Party in obtaining such Consent. The Parties will cooperate to obtain such Consents in a cost effective and efficient manner.
     If any Consent cannot be obtained, the Parties will (i) make any appropriate adjustments to their respective obligations under this Agreement, all to the extent necessary due to a failure to obtain such Consents, and (ii) seek to establish mutually acceptable alternative arrangements so that the Parties may perform their respective obligations under this Agreement by alternative means. After the Term, Service Provider shall use commercially reasonable efforts to obtain the right for WG and its Affiliates, as applicable, to use such third party Intellectual Property, or to have a third party use such third party Intellectual Property on WG’s and its Affiliates’ behalf.
     17.6 Inventions.
     Each Party, and their respective Affiliates, shall own any Inventions created, conceived or developed by such Party or Affiliate in connection with this Agreement. WG hereby grants to Service Provider a non-exclusive, worldwide, paid-up, perpetual, irrevocable and transferable license under all Inventions, and any patent applications and patents issued thereon, created, conceived or developed by WG or its employees, whether alone or jointly with others, in connection with the Services, WG Work Product or Deliverables, with the right to sublicense, to make, have made, use, copy, maintain, modify, enhance and create derivative works of such Inventions. Service Provider hereby grants to WG and its Affiliates a nonexclusive, worldwide, paid-up, perpetual, irrevocable and transferable license under all Inventions, and any patent applications and patents issued thereon, created, conceived or developed by Service Provider or its employees, whether alone or jointly with others, in connection with the provision of Services,

WG Work Product or Deliverables, with the right to sublicense, to make, have made, use, copy, maintain, modify, enhance and create derivative works of such Inventions. The Parties shall jointly own any Inventions that is jointly developed by the Parties, without any duty of accounting, and without payment of license, royalties, or any other fees; provided, however, that a Party shall remove the other Party’s Confidential Information contained in such Intellectual Property, if any, prior to making such Inventions available to any third party. Subject to the preceding sentence, neither Party shall be restricted from marketing or commercializing such jointly owned Inventions. The Parties shall jointly have all right, title, and interest in and to any patents arising from jointly owned Inventions. Each Party agrees to execute any documents and take other actions as may be necessary or reasonably requested by the other Party (at such other Party’s expense) to perfect or register such other Party’s joint ownership of any jointly owned Inventions.
     17.7 Residual Rights.
     So long as a Party complies with its obligations under this Agreement (including with respect to Intellectual Property Rights and license rights and its confidentiality and data protection obligations), nothing in this Agreement is intended to preclude a Party from acquiring, marketing, developing, distributing, licensing, or using for itself or others, services, products or technology that are the same as or similar to those provided pursuant to this Agreement. Furthermore, subject to the rights that the other Party may have with respect to patents or copyrights, a Party will continue to be free to use the general knowledge, skills and experience and any Residual Rights that are acquired or used in the course of providing or receiving the Services.
18. Representations, Warranties and Covenants.
     18.1 Service Provider Representations, Warranties and Covenants.
          18.1.1 Authorization.
     Service Provider represents and warrants: (i) that this Agreement has been validly executed and delivered by Service Provider and that the provisions set forth in this Agreement constitute legal, valid, and binding obligations of Service Provider enforceable against Service Provider in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditors’ rights generally, and with regard to equitable remedies, to the discretion of the court before which proceedings to obtain such remedies may be pending; (ii) that Service Provider has all requisite power and authority to enter into this Agreement (including the power and authority to enter into any agreements required under applicable Data Protection Laws and any other agreements the forms of which are attached hereto on behalf of its Affiliates) and to carry out the transactions contemplated by this Agreement, and that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of Service Provider; (iii) that Service Provider’s execution and delivery of this Agreement and Service Provider’s performance or compliance with the terms of this Agreement shall not conflict with, result in a breach of, constitute a default under, or, other than the Consents, require the consent of any third party under any license, sublicense, lease, contract, agreement, or instrument to which Service Provider is bound or by which its properties are subject; and (iv) that Service Provider has not authorized any third party to act as a broker or finder or in any similar capacity in connection with the transactions contemplated by this Agreement.
          18.1.2 Professional Services.
     Service Provider represents and warrants that Service Provider will perform the Services and the Termination Assistance Services in a professional and workmanlike manner in accordance with accepted industry standards of leading providers of information technology and business process outsourcing services providing services similar to the Services.
          18.1.3 Employees.
     Service Provider represents and warrants that the Services and Termination Assistance Services will be performed by employees of Service Provider within the scope of their employment or by third party subcontractors retained in accordance with the terms of this Agreement, all of whom are under written obligations to assign to Service Provider all right, title and interest, including all Intellectual Property Rights, in the Services, Termination Assistance Services, WG Work Product and Deliverables to Service Provider. Service Provider also represents and warrants that any employee, agent, or contractor assigned by Service Provider to provide Services or Termination Assistance Services under this Agreement shall be deemed to be an employee, agent, or contractor of Service Provider.
          18.1.4 Non-Infringement.
     Service Provider represents and warrants that: (i) any hardware, software, documents or other materials provided under this Agreement or any Work Agreement, including any Pre-Existing Service Provider Intellectual Property, Independently Acquired Intellectual Property, Deliverables and WG Work Product do not and shall not infringe or otherwise conflict with the Intellectual Property Rights of a third party; and (ii) it shall perform the Services and Termination Assistance Services under this Agreement in a manner that does not and shall not infringe, or constitute an infringement or misappropriation of, any Intellectual Property Rights of any third party; provided, however, that WG’s sole and exclusive remedy for a breach of this warranty shall be WG’s rights under Section 19.1.
          18.1.5 No Unlawful or Unauthorized Actions.
     Service Provider represents and warrants that it has not violated and will not violate any applicable Laws or any WG Policies regarding the offering of unlawful inducements, and, except as otherwise expressly provided in this Agreement, it has not taken and will not take any actions that (i) create, or purport to create, any obligation on behalf of WG, or (ii) grant, or purport to grant, any rights or immunities to any third party under WG Intellectual Property.
          18.1.6 Viruses/Disabling Code.
     Service Provider represents and warrants that any Software provided or used (other than WG Software owned by or licensed to WG) by Service Provider as part of the Services (including Service Provider Software and Service Provider Third Party Software) or developed for WG (i) does not and shall not contain any malicious code designed to intentionally disable, slowdown, impair or otherwise shut down WG’s System, including any viruses, disabling code, time bombs or Trojan horses, except to the extent attributable to any action by WG; and (ii) shall be interoperable with other Software used by Service Provider that may deliver records to WG Software, receive records from such WG Software or interact with such WG Software, including to back-up and archive data, excluding operation failures and other problems that arise as a consequence of defects in the WG Data, WG Software or other Software not provided by or through the Service Provider, its Affiliates or their subcontractors.
          18.1.7 New Software.
     When Service Provider develops Software pursuant to a Work Agreement or a Change Order, Service Provider and WG shall jointly prepare specifications for such Software, and Service Provider shall warrant for the time period (if any) specified in the applicable Work Agreement or Change Order that such Software shall perform in accordance with such specifications in all material respects. Service Provider shall use and comply with generally accepted coding practices and any standards or requirements expressly set forth in an applicable Work Agreement.
          18.1.8 Continuing Warranties.
     Service Provider covenants that each of the representations and warranties set forth in this Section 18.1 and each other express representation and warranty of Service Provider in this Agreement, shall remain true and correct during the Term. To the extent that any such representation or warranty becomes untrue in any material respect during the Term, Service Provider shall notify WG of the facts and circumstances surrounding such situation.
     18.2 WG Representations, Warranties and Covenants.
          18.2.1 Authorization.
     WG represents and warrants: (i) that this Agreement has been validly executed and delivered by WG and that the provisions set forth in this Agreement constitute legal, valid, and binding obligations of WG enforceable against WG in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditors’ rights generally, and with regard to equitable remedies, to the discretion of the court before which proceedings to obtain such remedies may be pending; (ii) that WG has all requisite power and authority to enter into this Agreement (including the power and authority to enter into any agreements required under applicable Data Protection Laws and any other agreements the forms of which are attached hereto) and to carry out the transactions contemplated by this Agreement, and that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of WG; (iii) that WG’s execution and delivery of this Agreement and WG’s performance or compliance with the terms of this Agreement shall not conflict with, result in a breach of, constitute a default under, or, other than the Consents, require the consent of any third party under any license, sublicense, lease, contract, agreement, or instrument to which WG is bound or by which its properties are subject; and (iv) that WG has not authorized any third party to act as a broker or finder or in any similar capacity in connection with the transactions contemplated by this Agreement, provided that Service Provider acknowledges that WG has engaged EquaTerra, Inc. in an advisory capacity with respect to this Agreement and the transactions contemplated herein.
          18.2.2 Non-Infringement.
     WG represents and warrants that: (i) any hardware, software, documents or other materials provided under this Agreement, including any WG Intellectual Property and WG Software that is owned by WG do not and shall not infringe or otherwise conflict with the Intellectual Property Rights of a third party; provided, however, that Service Provider’s sole and exclusive remedy for a breach of the warranty in this Section 18.2.2 shall be Service Provider’s rights under Section 19.2.
          18.2.3 No Unauthorized Actions.
     WG represents and warrants that it has not taken and will not take any actions that, except as expressly provided by this Agreement (i) create, or purport to create any obligation on behalf of Service Provider, or (ii) grant, or purport to grant, any rights or immunities to any third party under Service Provider Intellectual Property.
          18.2.4 Viruses/Disabling Code.
     WG represents and warrants that any WG Software owned by it, as provided in its unmodified state by WG to Service Provider, does not contain any malicious code designed to intentionally disable, slowdown, impair or otherwise shut down Service Provider’s systems, including any viruses, disabling code, time bombs or Trojan horses, except to the extent attributable to any action by Service Provider.
          18.2.5 Continuing Warranties.

     WG covenants that each of the representations and warranties set forth in this Section 18.2 and each other express representation and warranty of WG in this Agreement, shall remain true and correct during the Term. To the extent that any such representation or warranty becomes untrue in any material respect during the Term, WG shall notify Service Provider of the facts and circumstances surrounding such situation.
     18.3 Disclaimer.
     EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, INFORMATIONAL CONTENT, SYSTEMS INTEGRATION, NON-INFRINGEMENT, INTERFERENCE WITH ENJOYMENT, OR RESULTS TO BE DERIVED FROM THE USE OF ANY SERVICE, SOFTWARE, HARDWARE, DELIVERABLES, OR OTHER MATERIALS PROVIDED UNDER THIS AGREEMENT. SERVICE PROVIDER DOES NOT REPRESENT OR WARRANT THAT THE OPERATION OF ANY SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE.
     18.4 Compliance with Laws.
          18.4.1 WG Compliance.
     WG shall comply with all Laws Applicable to WG and all Generally Applicable Laws as they apply to WG and shall be responsible for any fines, penalties, sanctions and interest imposed on Service Provider or WG by a Governmental Authority to the extent directly resulting from (i) the failure of WG to comply with Laws Applicable to WG or Generally Applicable Laws as they apply to WG, except to the extent caused by Service Provider’s failure to fulfill its obligations under this Agreement, (ii) the compliance by Service Provider with a WG Compliance Directive, or (ii) the failure of WG to issue a WG Compliance Directive. WG shall promptly notify Service Provider of any non-compliance by WG with Laws Applicable to WG or Generally Applicable Laws as they apply to WG that impacts Service Provider upon learning thereof. WG shall work expeditiously to remedy such non-compliance and the Parties will otherwise cooperate in a commercially reasonable manner with each other to allow for the Services to be provided to the extent legally permissible. Service Provider shall be responsible for any fines, penalties, sanctions and interest imposed on WG by a Governmental Authority resulting from WG’s noncompliance with Laws Applicable to WG or Generally Applicable Laws as they apply to WG that is a direct result of Service Provider’s failure to perform the Services. To the extent of any change in Laws Applicable to WG or Generally Applicable Laws as they apply to WG, or a change to the Service as a result of a WG Compliance Directive, the cost of such change shall be borne by WG. With respect to this Section 18.4.1, a Work Agreement may specify specific obligations with respect to compliance with Laws. The Parties agree that in the case of a conflict between the terms and conditions of this Section 18.4.1 and a specific obligations on WG with respect to compliance with Laws contained in a Statement of Work with respect to whether an obligation is an obligation to comply with Laws Applicable to WG, the specific obligation in a Work Agreement with respect to compliance shall be deemed to be an obligation to comply with Laws Applicable to WG.
          18.4.2 Service Provider Compliance.
               18.4.2.1 Laws Applicable to Service Provider.
          Service Provider shall perform the Services in compliance with all Laws Applicable to Service Provider, all Generally Applicable Laws as they apply to Service Provider, and all WG Compliance Directives, and shall be responsible for any fines, penalties, sanctions and interest imposed on Service Provider or WG by a Governmental Authority to the extent directly resulting from the failure of Service Provider to comply with (i) Laws Applicable to Service Provider or (ii) Generally Applicable Laws as they apply to Service Provider or a WG Compliance Directive, except to the extent caused by WG’s failure to fulfill its obligations under this Agreement. Service Provider shall promptly notify WG in writing of non-compliance by Service Provider with Laws Applicable to Service Provider or Generally Applicable Laws as they apply to Service Provider or WG Compliance Directives that impacts WG upon learning thereof. Service Provider shall work expeditiously to remedy such non-compliance and the Parties will otherwise cooperate in a commercially reasonable manner with each other to allow for the Services to be provided to the extent legally permissible. To the extent a change in Laws Applicable to Service Provider or Generally Applicable Laws as they apply to Service Provider is such that had WG not entered into this Agreement it would have had to modify its internal services as a consequence of such change in Laws Applicable to Service Provider or Generally Applicable Laws as they apply to Service Provider, the costs of such change in Laws Applicable to Service Provider or Generally Applicable Laws as they apply to Service Provider shall be borne by WG to the extent of such modifications; provided, however, to the extent that the costs of such change are allocable to multiple customers of Service Provider, such costs shall be equitably allocated to WG and such customers. To the extent of any other change in Laws Applicable to Service Provider or Generally Applicable Laws as they apply to Service Provider, the cost of such change in Laws Applicable to Service Provider or Generally Applicable Laws as they apply to Service Provider shall be borne by Service Provider. In the event of any changes in Laws, Service Provider shall implement any necessary modifications to the Services prior to the deadline imposed by the Governmental Authority having jurisdiction for such change, in accordance with Section 10.2. With respect to this Section 18.4.2.1, a Work Agreement may specify specific obligations with respect to compliance with Laws. The Parties agree that in the case of a conflict between the terms and conditions of this Section 18.4.2.1 and specific obligations of Service Provider with respect to compliance with Laws contained in a Work Agreement with respect to whether an obligation is an obligation to comply with Laws Applicable to Service Provider, the specific obligation in a Work Agreement with respect to compliance shall be deemed to be an obligation to comply with Laws Applicable to Service Provider.
               18.4.2.2 Compliance Directives.
          WG shall instruct Service Provider as to the manner in which Service Provider should perform the Services or implement changes to the Services so as to comply with any Laws Applicable to WG or Generally Applicable Laws as they apply to WG (a “WG Compliance Directive”). WG may, at any time after the Effective Date, identify the specific obligations of Service Provider that so enable WG to comply with any Laws Applicable to WG or Generally Applicable Laws as they apply to WG, including compliance with applicable WG Policies and meeting specific Service Levels, and such identification will serve as the WG Compliance Directive relating thereto. Service Provider shall be authorized to act and rely on, and shall implement, each WG Compliance Directive in the performance and delivery of the Services. Subject to Section 10.2, any changes to the Services necessitated by a new WG Compliance Directive shall be as agreed by the Parties in accordance with the Change Request Procedures. To the extent that the costs of such Changes are allocable to multiple customers of Service Provider, such costs shall be equitably allocated to WG and such customers.
               18.4.2.3 Interpretive Issues.
     If Service Provider determines in good faith that the performance of the Services requires an interpretation of any aspect of a WG Compliance Directive (an “Interpretive Issue”), Service Provider shall give WG a written request for interpretation, which shall include the factual scenario in issue for resolution. WG shall as soon as practical instruct Service Provider in writing with respect to each such Interpretive Issue so presented to it, and Service Provider is authorized to act and rely on, and shall promptly implement such WG instruction(s) in the performance and delivery of the Services as agreed by the Parties in accordance with the Change Request Procedures. All WG interpretative responses regarding Interpretive Issues shall be deemed WG Compliance Directives. WG shall be responsible for any fines, penalties, sanctions or interest imposed on Service Provider or WG by a Governmental Authority resulting from Service Provider’s failure to comply with WG Compliance Directives to the extent such fines or penalties result directly from WG’s failure to respond, within a reasonable period of time, to a written request by Service Provider for interpretation of a WG Compliance Directive.
          18.4.3 Material Impact on Changes of Law.
     If the implementation of a WG Compliance Directive pursuant to Section 18.4.2.2 or a Change due to change in Laws Applicable to WG or Generally Applicable Laws as they apply to WG or, (subject to Section 18.4.2.2), Laws Applicable to Service Provider or Generally Applicable Laws as they apply to Service Provider, results in WG being required to pay Service Provider charges that represent an increase of greater than [***] in the monthly Charges for the Services to which such WG Compliance Directive or Change relates, or a material reduction in the quality or scope of such Services, then WG shall have the right to terminate such Services or this Agreement by giving Service Provider [***] notice of such termination and payment of the applicable Termination Charges for termination pursuant to this Section 18.4.3. Otherwise, Service Provider and WG will execute the Change in accordance with the Change Request Procedures.
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          18.4.4 Notification.
     Service Provider will notify WG of any changes in Laws Applicable to WG, Laws Applicable to Service Provider or Generally Applicable Laws, or of any non-compliance by WG with Laws Applicable to WG or Generally Applicable Laws of which Service Provider employees providing the Services become aware; provided, however, that notwithstanding anything to the contrary in the Agreement (i) failure of Service Provider to notify WG of such changes in Laws Applicable to WG, Laws Applicable to Service Provider or Generally Applicable Laws, or of such non-compliance with Laws Applicable to WG or Generally Applicable Laws shall not be deemed a breach of this Agreement by Service Provider, and (ii) nothing in this Section 18.4.4 or in this Agreement shall be read to require Service Provider to maintain, staff or fund a legal compliance organization. To the extent that Service Provider employees do not notify WG of changes in Laws Applicable to WG or Generally Applicable Laws or of WG’s non-compliance with Laws Applicable to WG or Generally Applicable Laws, Service Provider agrees to meet with WG and discuss in good faith how Service Provider might improve its ability to provide such notifications (subject always to the conditions in the previous sentence).
          18.4.5 Miscellaneous.
          Notwithstanding anything to the contrary in this Agreement:
          (i) neither WG nor Service Provider will be required to undertake any activity that would violate any Laws,
          (ii) Service Provider will not be required to provide, and nothing in this Agreement will be construed as the provision by Service Provider of, any legal, accounting, audit, attest, tax or other similar professional advice, and
          (iii) Service Provider will not be required to maintain, staff or fund a legal compliance organization.
19. Indemnification
     19.1 Service Provider’s Indemnity
          19.1.1 General.
     Service Provider shall indemnify, defend, and hold harmless the WG Indemnified Parties, in accordance with the procedures described in Section 19.3, from and against any and all Claims and threatened Claims to the extent arising out of, or relating to, any of the following with respect to this Agreement:

          (i) any bodily injury or damage to tangible property where such accident, injury or damage results from [***] of Service Provider or its subcontractors or employees;
          (ii) subject to the Enhanced Cap, a violation of Data Protection Laws applicable to Service Provider or a failure to follow a WG Compliance Directive pertaining to Data Protection Laws, both with respect to WG Personal Data, unless Service Provider is given a WG Compliance Directive, there is no way to comply with both the WG Compliance Directive and the Data Protection Laws, and Service Provider has previously informed WG that Service Provider cannot comply with both the WG Compliance Directive and Data Protection Laws;
          (iii) the employment, engagement or termination of the employment or engagement of an employee or subcontractor of Service Provider or claim by any employees, or subcontractors of Service Provider or on behalf of any employees or subcontractors of Service Provider [***];
          (iv) any failure by Service Provider to pay, remit or discharge any Taxes (including interest and penalties) for which Service Provider is responsible as set forth in Section 5.6 and Appendix 5, or any Work Agreement;
          (v) any breach by Service Provider of any Assigned Agreement or acts or omissions of Service Provider in connection with any Assigned Agreement occurring subsequent to the assignment of such Assigned Agreement to Service Provider by WG;
          (vi) any claims made by Service Provider’s subcontractors or vendors in connection with the Services provided hereunder except to the extent caused by WG or its Affiliates;
          (vii) (A) offers of employment to Transferring Employees by Service Provider that are inconsistent with Exhibit G, to the extent inconsistent with Exhibit G; and (B) except for such acts directed by WG to be undertaken by Service Provider, any alleged act or omission by Service Provider or its Personnel giving rise to potential liability arising out of or relating to (1) any employment related claims of or on behalf of Transferred Employees arising on and after the Hire Date and relating to their employment by Service Provider, and (2) any claims that Service Provider has violated any Worker Notification Law or other claims of or on behalf of Transferred Employees arising as a result of claims arising after the Hire Date for breach of a written or oral contract of employment with Service Provider, employee benefits plans, policies, or programs for which the Transferred Employees are eligible in
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accordance with the terms of such express contract of employment with Service Provider, or with respect to any claims by such employees under such plans, policies, or programs during the Transferred Employees’ employment with Service Provider;
          (viii) any breach of Service Provider’s representations or warranties set forth in Section [***] ; and
          (ix) Service Provider’s failure to obtain, maintain or comply with applicable Consents.
          19.1.2 Intellectual Property.
     Service Provider shall indemnify, defend and hold harmless the WG Indemnified Parties, in accordance with the procedures described in Section 19.3, from and against any and all Claims arising out of any actual or alleged infringement or misappropriation of any Intellectual Property Rights owned by a third party relating to the [***] (collectively, “Service Provider Indemnified Items” and individually, a “Service Provider Indemnified Item”), including any Claims alleging or establishing that: (i) WG’s permitted use under this Agreement of the Service Provider Indemnified Items infringes or misappropriates any Intellectual Property Rights of a third party; or (ii) the processes utilized by Service Provider in providing the Services to WG infringe or misappropriate any Intellectual Property Rights of a third party; provided, however, that Service Provider’s obligation to indemnify for patent infringement shall be limited to (A) for Services, to patents that have issued at any time prior to the Execution Date [***], and (B) for Deliverables and WG Work Product, to patents that have issued any time prior to the Execution Date[***], in each case, in [***]. Notwithstanding anything to the contrary under this Agreement, Service Provider will not have any liability whatsoever under this Agreement with the respect to any Claim or threatened Claim made [***].
          19.1.3 Limitations.
     Service Provider’s indemnification obligations under Section 19.1.2 shall not extend to any Claims to the extent resulting from, or relating to (i) WG’s use of the Service Provider Indemnified Item outside the scope of any applicable license granted by Service Provider; (ii) modification of a Service Provider Indemnified Item, unless such modification was done with the authorization of Service Provider, or at the request of Service Provider or someone working on behalf of Service Provider; (iii) WG’s failure to use corrections or enhancements made available by Service Provider at no additional charge to WG; (iv) WG’s use of the Service Provider Indemnified Item in combination with any product or information not owned or developed by Service Provider, where such combination causes the infringement [***]; (v) WG’s distribution, marketing or use for the benefit of third parties [***]; or (vi) the use of
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information, direction, specification or materials provided by WG or any third party (excluding subcontractors and Affiliates of Service Provider) to the extent such information, direction, specification or materials constitute the elements of the claim).
          19.1.4 Duty to Correct.
     In addition to any other remedy available to WG under this Agreement or otherwise, if the Service Provider Indemnified Item or any portion thereof is held to constitute an infringement of any Intellectual Property Right held by any third party or its use as contemplated by this Agreement be enjoined or threatened to be enjoined, Service Provider shall promptly notify WG and within a commercially reasonable period of time, at Service Provider’s expense, (i) procure for WG the right to continue to use the same, as delivered under the applicable Work Agreement, or (ii) replace or modify the Service Provider Indemnified Item, or portion thereof with a version that is non-infringing, provided that the replacement or modified version must be equivalent to or better than the Service Provider Indemnified Item being replaced or modified. If (i) and (ii) are not available to Service Provider, in addition to any other damages or expenses reimbursed under this Section 19.1, Service Provider shall reimburse WG for any separate, discernable Charges paid by WG to Service Provider for any affected Deliverable or Work Product [***].
          19.1.5 Third Party Indemnities.
     Service Provider shall use commercially reasonable efforts to extend the benefit to WG Indemnified Parties of any warranties and indemnities related to Intellectual Property Rights and, with respect to any Software provided by Service Provider to WG, to freedom of such Software from viruses or other malicious code, which warranties and indemnities are provided to Service Provider through any Service Provider Third Party Supplier Agreements, or through any agreement with a third party licensing such Software to Service Provider.
     19.2 WG’s Indemnity.
          19.2.1
     WG shall defend, indemnify and hold harmless the Service Provider Indemnified Parties, in accordance with the procedures described in Section 19.3, from and against any and all Claims and threatened Claims to the extent arising out of, or relating to, any of the following with respect to this Agreement:
          (i) any bodily injury or damage to tangible property where such accident, injury or damage results from [***] of WG or its subcontractors and employees;
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          (ii) the employment, engagement or termination of the employment or engagement of an employee or subcontractor of WG or claim by any employees, or subcontractors of WG or on behalf of any employees or subcontractors of WG [***];
          (iii) any failure by WG to pay, remit or discharge any Taxes (including interest and penalties) for which WG is responsible as set forth in Section 5.6 and Appendix 5 or any Work Agreement;
          (iv) any breach by WG of any Assigned Agreement or acts or omissions of WG in connection with any Assigned Agreement occurring before the effected assignment of such Assigned Agreement to Service Provider by WG;
          (v) any claims made by WG’s subcontractors, Third Party Providers or vendors in connection with the Services provided hereunder except to the extent caused by or made by Service Provider or its Affiliates;
          (vi) any breach of WG’s representations or warranties set forth in Section [***];
          (vii) except for such acts directed by Service Provider to be undertaken by WG, (A) any employment-related claims of or on behalf of Affected Employees arising prior to the Hire Date and relating to their employment with WG or its Affiliate, regardless of the date upon which the claim is made, and claims arising out of or related to cessation of their employment with WG or its Affiliates, (B) any claims that WG has violated any Worker Notification Law or any other employment related claims of or on behalf of Affected Employees (other than claims of or on behalf of Transferred Employees arising from and after the Hire Date and relating to their employment by Service Provider), and claims of Transferred Employees arising from a written or oral contract of employment entered into by WG or its Affiliates with any such Transferred Employee, (C) any claims alleging that WG or its Affiliates is bound by or a party to any collective bargaining agreement or other agreement with any trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent relating to any of the Transferring Employees; and (D) any employment related claims of or on behalf of Affected Employees arising out of acts directed by WG to be undertaken by Service Provider with respect to such employees;
          (viii) subject to the Enhanced Cap, a violation of Data Protection Laws applicable to WG or a Claim brought against Service Provider to the extent based on Service Provider’s compliance with a WG Compliance Directive pertaining to Data Protection Laws, both with respect to WG
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Personal Data (but excluding any Claims to the extent based on Service Provider’s failure to follow WG Compliance Directive pertaining to Data Protection Laws); and
          (ix) WG’s failure to obtain, maintain or comply with applicable Consents.
          19.2.2 Intellectual Property.
     WG shall indemnify, defend and hold harmless Service Provider Indemnified Parties, in accordance with the procedures described in Section 19.3, from and against any and all Claims arising out of any actual or alleged infringement or misappropriation of any Intellectual Property Rights owned by a third party relating to [***] (collectively, “WG Indemnified Items,” and individually, a “WG Indemnified Item”), including any Claims alleging or establishing that: Service Provider’s permitted use under this Agreement of a WG Indemnified Item infringes or misappropriates any Intellectual Property Rights of a third party; provided, however, that WG’s obligation to indemnify for patent infringement shall be limited to patents that have issued at any time prior to the Execution Date [***] in [***]. Notwithstanding anything to the contrary under this Agreement, WG will not have any liability whatsoever under this Agreement with the respect to any Claim or threatened Claim made by [***].
          19.2.3 Limitations.
     WG’s indemnification obligations under Section 19.2.2 shall not extend to any Claims to the extent resulting from, or relating to (i) Service Provider’s use of the WG Indemnified Item outside the scope of the license granted by WG; (ii) modification of a WG Indemnified Item, unless such modification was done with the authorization of WG, or at the request of WG or someone working on behalf of WG; (iii) Service Provider’s failure to use corrections or enhancements made available by WG at no additional charge to Service Provider; (iv) Service Provider’s use of the WG Indemnified Item in combination with any product or information not owned or developed by WG, where such combination causes the infringement [***]; (v) Service Provider’s distribution, marketing or use for the benefit of third parties (excluding Service Provider’s Affiliates) of the WG Indemnified Item; or (5) the use of information, direction, specification or materials provided by Service Provider or any third party (excluding subcontractors and Affiliates of WG) to the extent such information, direction, specification or materials constitute the elements of the claim).
          19.2.4 Third Party Indemnities.
     WG shall use commercially reasonable efforts to extend the benefit to Service Provider Indemnified Parties of any warranties and indemnities related to Intellectual Property Rights and, with respect to any third party Software provided by
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WG to Service Provider, freedom of such Software from viruses or other malicious code, which warranties and indemnities are provided to WG through any WG Third Party Supplier Agreements, or through any agreement with a third party licensing such Software to WG.
     19.3 General Provisions and Procedures.
     The indemnification provisions set forth in this Agreement are subject to the following general provisions and procedures:
          19.3.1 Notice.
     Any Indemnified Party entitled to indemnification under this Agreement shall provide the Indemnifying Party with an Indemnification Notice regarding the applicable Claim promptly but in any event within [***] after the Indemnified Party receives a summons, or within [***] after the Indemnified Party receives any other written communication; provided that the failure of the Indemnified Party to undertake such actions shall not relieve the Indemnifying Party of any obligation it may have to indemnify, except and only to the extent that the Indemnifying Party’s ability to fulfill such obligation has been actually and materially prejudiced thereby.
          19.3.2 Counsel.
     The Indemnified Party shall permit the Indemnifying Party to answer and defend the claim. The Indemnifying Party shall permit the Indemnified Party to participate in its own defense with its own counsel at its own expense. If the Indemnified Party elects to participate in its own defense, the Indemnifying Party shall agree to consider in good faith the views of the Indemnified Party and its counsel and to keep the Indemnified Party and its counsel reasonably informed of the progress of the defense, litigation, arbitration, or settlement discussions relating to such claims.
          19.3.3 Settlement.
     The Indemnifying Party shall not settle any claims against the Indemnified Party that involves anything other than a waiver of claims and the payment of a settlement by the Indemnifying Party except with the Indemnified Party’s prior written permission. The Indemnifying Party shall not be responsible for any settlement made by the Indemnified Party without the Indemnifying Party’s written permission. In the event the Indemnified Party and Indemnifying Party agree to settle a claim, the Indemnifying Party shall not publicize the settlement without first obtaining the Indemnified Party’s written permission.
          19.3.4 Third Party Losses.
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     The Indemnifying Party shall use reasonable efforts to mitigate liability, damages, and other losses suffered in connection with this Article 19, including where any damages can be mitigated by lawfully pursuing recovery from third parties, in which case the Indemnifying Party shall conduct or permit diligent efforts to so recover.
20. Limitations of Liability.
     20.1 Limitation on Direct Damages.
     Except as provided in this Section 20.1 and Section 20.4 below, the total and cumulative liability of each Party, its Affiliates, and its and their respective shareholders, directors, officers, employees, agents, subcontractors and licensors, for direct damages and Acknowledged Direct Damages (whether a claim therefor is based on warranty, contract, tort (including negligence or strict liability), statute, or otherwise) connected with or arising or resulting from any performance or nonperformance of Services under this Agreement shall be limited in the aggregate for all claims to the Cap. Each Party agrees that the damage limitations in this Section 20.1 shall not be deemed or alleged to have caused this Agreement to fail of its essential purpose. Charges paid and payable by WG to Service Provider pursuant to Article 6, Invoicing and Payment [***] shall not apply against the Cap or the Enhanced Cap and will not be considered excluded by Section 20.3 below. If the liability of a Party is based on the [***] the limitation in this Section 20.1 will be expanded to include an additional amount so that the aggregate liability of that Party under this Section 20.1 will be limited in the aggregate for all claims to the Enhanced Cap.
     20.2 Aggregate Liability.
     For the avoidance of doubt, the aggregate liability of a Party under Section 20.1 will never be greater than the Enhanced Cap.
     20.3 Exclusion of Consequential Damages and Certain Other Damages.
     NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT THAT MAY BE TO THE CONTRARY (EXCEPT AS EXPRESSLY PROVIDED IN SECTION 20.4 BELOW), NEITHER PARTY, NOR ITS AFFILIATES OR ITS OR THEIR RESPECTIVE SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUBCONTRACTORS, OR LICENSORS, SHALL BE LIABLE TO THE OTHER PARTY, OR ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, MEMBERS, AFFILIATES, OR SUBCONTRACTORS, FOR CLAIMS FOR INCIDENTAL, INDIRECT, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, OR SPECIAL DAMAGES, INCLUDING DAMAGES FOR LOSS OF PROFITS, LOSS OF USE OR REVENUE, LOSS OF SAVINGS, OR LOSSES BY REASON OF COST OF CAPITAL, CONNECTED WITH, OR ARISING OR
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RESULTING FROM, ANY PERFORMANCE OR LACK OF PERFORMANCE UNDER THIS AGREEMENT, EVEN IF SUCH DAMAGES WERE FORESEEABLE OR THE PARTY SOUGHT TO BE HELD LIABLE WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND REGARDLESS OF WHETHER A CLAIM IS BASED ON CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT, OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE.
     20.4 Exceptions.
     The limitations set forth in Section 20.1 and Section 20.2 and the exculpations set forth in Section 20.3 shall not apply to:
     (i) damages resulting from Service Provider’s refusal to provide the Services or Termination Assistance Services (for purposes of this subsection (i), “refusal” means the failure to start or intentional cessation by [***] (without good faith efforts to promptly rectify such failure to start or intentional cessation after written notice from [***]) of the performance of all or a material portion of the Services or Termination Assistance Services (a) with respect to Services, for [***] after [***] gives notice of its intentional cessation of all or a material portion of the Services or [***] after [***] gives notice to [***] that [***] has intentionally ceased [***] all or a material portion of the Services (the [***] to be measured from [***], and (b) with respect to Termination Assistance Services for [***] immediately following notice [***] of its intentional cessation of all or a material portion of the Services or [***] after [***] gives notice [***] that [***] has intentionally [***] of all or a material portion of the Services [***], but shall not mean [***] based on a good faith belief that [***];
     (ii) any liability caused by or arising from (a) Willful Misconduct of a Party or (b) [***], or (c) any bodily injury or damage to tangible property where such injury or damage results from [***], unless due to the acts, omissions, negligence or Willful Misconduct of the other Party or its subcontractors;
     (iii) either Party’s indemnification obligations set forth in Article 19 (except with respect to the indemnities [***]; or
     (iv) breach of [***] by either Party.
     20.5 Force Majeure.
          20.5.1 Force Majeure Events.
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     Subject to Section 20.5.2, neither Party shall be liable for any failure or delay in the performance of its obligations under this Agreement to the extent such failure or delay both is caused by a Force Majeure Event. The Parties expressly acknowledge that Force Majeure Events do not include the regulatory acts of governmental agencies in the ordinary course, labor strikes by the workforce of the Party subject to the failure or delay, or the non-performance of subcontractors or third party suppliers of the non-performing Party, unless such failure or non-performance by a subcontractor or third party suppliers is itself caused by a Force Majeure Event. Upon the occurrence of a Force Majeure Event, the non-performing Party shall be excused from any further performance or observance of the affected obligation(s) for as long as such circumstances prevail, and such Party continues to attempt to recommence performance or observance to the greatest extent possible without delay.
          20.5.2 Business Continuity Plan.
     Notwithstanding any other provision of this Agreement, a Force Majeure Event shall (i) obligate and require Service Provider to perform its obligations under the Business Continuity Plan within the time period described therein and (ii) not relieve Service Provider from any performance obligation to the extent the Business Continuity Plan was intended to prevent or minimize the occurrence of the Force Majeure Event. Service Provider shall implement the redundancy requirements set forth in the Business Continuity Plan and/or the applicable Work Agreements. The Business Continuity Plan shall provide sufficient redundancy with respect to core aspects of the Services to minimize the impact of any Force Majeure Event. If Service Provider is unable to perform the Services in any material respect, Service Provider shall immediately notify WG of such inability. WG, in its sole discretion, may elect to provide Service Provider a reasonable opportunity to recommence performance. WG may procure such Services from an alternate source and suspend Service Provider’s provision of such Services for the duration of the agreement executed between WG and such alternate source in respect of the provision of such services. WG will use commercially reasonable efforts to minimize the duration of the agreement to procure such services from such alternate source. Service Provider will use commercially reasonable efforts to coordinate its re-initiation of the performance of the Services in conjunction with the termination of such agreement pursuant to which WG receives services from the alternate source. Service Provider will credit WG for cost for any services that must be procured from such alternate source for a period of [***] up to the amount equal to [***] of the Charges paid to Service Provider by WG during this [***] period; however, WG’s obligations to continue paying the Charges to Service Provider will remain in full force and effect.
          20.6 Duty to Mitigate.
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     Each Party has a duty to mitigate the damages that would otherwise be recoverable from the other Party pursuant to this Agreement by taking appropriate and commercially reasonable actions to reduce or limit the amount of such damages.
21. Insurance.
     For the avoidance of doubt, the insurance that Service Provider is required to maintain hereunder shall cover Service Provider and its Affiliates.
     21.1 Service Provider Insurance Coverage.
     During the term of this Agreement, Service Provider shall carry and maintain the following insurance coverage through an insurance company that has a Best’s Rating of [***] or higher and a Financial Size Category of [***] or higher, as such ratings are assigned by A.M. Best Company, Inc.
          21.1.1 Workers’ Compensation.
     Workers’ compensation insurance in compliance with the Laws in the jurisdiction where the Services will be performed, and Employers Liability Insurance with a limit of not less than [***] each employee.
          21.1.2 Commercial General Liability.
     Commercial general liability insurance, occurrence form, including contractual liability coverage, with limits of not less than $1,000,000 per occurrence and $2,000,000 as an annual aggregate, $2,000,000 Products and Completed Operations aggregate; $1,000,000 Personal Injury and Advertising injury per offense. [***]
          21.1.3 Automobile Liability.
     Automobile liability insurance for Service Provider vehicles owned, hired and non-owned, with a combined single limit of $2,000,000 per accident. [***]
          21.1.4 Crime.
     Crime insurance that [***]. The policy shall also cover theft of money, securities and other property of WG by Service Provider’s employees while such employees are involved in the provision of Services, with a limit of not less than [***].
          21.1.5 Professional Liability.
     Professional liability insurance providing “errors and omissions liability” or equivalent coverage for the work being performed, with limits of $[***]. The policy or policies shall include coverage for Service Provider for acts [***].
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          21.1.6 Excess Liability.
     Excess liability insurance, Umbrella Form, shall carry coverage in excess of the limits provided for in the above Employers Liability, Commercial General Liability and Automotive Liability policies, with a limit of not less than $[***].
          21.1.7 Property Coverage.
     Property coverage will be maintained providing [***] for the property of others that is in Service Provider’s care, custody and control with limits not less than the [***] of the property in question. Such coverage shall name [***].
It is acknowledged by the Parties that should any legislation in any jurisdiction require or have the effect of requiring any amendment to the provisions of, or the obligations imposed by, this Section in respect of that jurisdiction, the necessary amendments to this Section shall be agreed between the Parties (such amendments applying in relation to that jurisdiction only) and recorded in the applicable Work Agreement. Service Provider shall also monitor its subcontractors performing Services so that such subcontractors carry insurance coverage with respect to the Services that Service Provider deems appropriate under the circumstances.
     21.2 Certificates.
     Service Provider shall grant WG the [***] required above using a [***] or if such endorsement is no longer available, Service Provider shall cause the policy to be endorsed to grant this status. Evidence of the above insurance policies shall be provided to WG on a standard ACORD form 25 S, or its equivalent, within fifteen (15) days of the Execution Date and within fifteen (15) days of the renewal of each such policy, [***]:
The following wording shall be used on the Certificate: “Washington Gas Light Company, its successors, subsidiaries, directors, officers, agents and employees are named as additional insureds on the general and automobile liability policy listed above [***]. Such coverage is primary, not contributory, and not in excess of any other insurance of Certificate Holder to the extent required for Service Provider to meet its contractual obligations.”
     21.3 [***].
     [***]
     21.4 Change in A.M. Best Rating.
     If, during the term of this Agreement, Service Provider’s insurer fails to meet or exceed the A.M. Best rating required by Section 21.1, Service Provider shall, procure insurance from an alternative insurer who does meet or exceed such rating at the policy renewal date immediately following such change in rating.
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22. Dispute Resolution Process.
Any Dispute between the Parties shall be resolved as provided in this Article 22.
     22.1 Informal Dispute Resolution.
     Informal dispute resolution procedures are set forth in Appendix 12.
     22.2 Formal Proceedings.
     Formal proceedings for the resolution of a Dispute may be commenced after the earlier of (i) the designated representatives concluding that amicable resolution of the Dispute through continued negotiation does not appear likely, or (ii) [***] after the initial request to negotiate the Dispute, except for Disputes related to disputed amounts in invoices, for which such time period shall be [***]. Notwithstanding the foregoing, each Party may institute formal proceedings at any time in order to avoid the expiration of any applicable limitations period, to preserve a superior position with respect to other creditors, or to seek equitable relief.
     22.3 Equitable Relief.
     A Party may seek equitable relief if (i) a Party makes a determination that a breach (or potential breach) of the terms of this Agreement by the other Party may result in damages or consequences that shall be immediate, severe, and incapable of adequate redress after the fact, so that a temporary restraining order or other immediate injunctive relief is the only adequate remedy, or (ii) a third party necessary to the resolution of the Dispute cannot be joined in the escalation process described in this section.
     22.4 Choice of Law.
     THE INTERNAL LAWS OF THE STATE OF NEW YORK EXCLUDING ITS CONFLICTS OF LAW PRINCIPLES SHALL GOVERN THIS AGREEMENT. WITH RESPECT TO ANY AND ALL LITIGATION ARISING OUT OF, OR RELATED TO, THE TERMS OF, THE TRANSACTIONS AND RELATIONSHIPS CONTEMPLATED BY, OR BREACH OR ALLEGED BREACH OF, THIS AGREEMENT, SERVICE PROVIDER HEREBY IRREVOCABLY CONSENTS (I) TO THE EXCLUSIVE JURISDICTION OF, AND VENUE IN, ANY FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN DISTRICT OF COLUMBIA FOR THE PURPOSES OF ADJUDICATING ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT AND THE NONEXCLUSIVE JURISDICTION OF LOCAL COURTS WITH RESPECT TO DATA PROTECTION CLAIMS OR OTHER MATTERS REQUIRED TO BE BROUGHT IN A LOCAL COURT OR FOR MATTERS FOR WHICH SUCH DISTRICT OF COLUMBIA COURTS DO NOT EXERCISE JURISDICTION AND (II) AGREES TO ONLY INSTITUTE LITIGATION IN SUCH COURTS. The Parties further irrevocably consent to the non-exclusive jurisdiction of any other court located within a jurisdiction that encompasses assets of a Party
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against which a judgment has been rendered for the enforcement of such judgment or award against the assets of such Party.
     22.5 Waiver of Jury Trial.
     EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN THE RESOLUTION OF ANY DISPUTE ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.
23. Termination.
     23.1 Termination by WG.
          23.1.1 Termination for Convenience.
     WG may terminate this Master Services Agreement, any Work Agreement, any Service Tower, or all Leak Call Services for convenience at any time after [***], upon [***]; provided, however, that (A) WG may terminate [***]. Service Provider shall use all reasonable efforts to minimize costs upon receipt of such notice.
          23.1.2 Cap Refresh.
     In the event that Service Provider owes to WG direct damages [***] as a result of one or more of the following (i) an agreement by Service Provider that it owes WG certain direct damages, (ii) a settlement agreed to by the Parties, (iii) an order from a court of competent jurisdiction or (iv) a ruling as a result of an arbitration where the Parties have agreed that such arbitration would be binding, and Service Provider does not agree to refresh the Cap to its original amount (i.e., none of such recovered direct damages shall, after such refresh, be considered to have applied against the Cap) within [***] after a request to refresh the Cap has been made by WG, then WG may terminate this Agreement, the applicable Work Agreement or the applicable Service Tower upon no less than [***] prior written notice to Service Provider [***].
          23.1.3 Termination for Cause.
     WG may terminate this Agreement or any Work Agreement, in whole or in part, for cause in the event of (i) Service Provider’s material breach of its obligations or warranties or (ii) a series of breaches by Service Provider of its obligations under this Agreement that may be immaterial if considered individually, but are material in the aggregate, (provided that all such breaches upon which WG is basing its material breach claim pursuant to this subsection (ii) shall have occurred within the [***]
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immediately preceding any notice of material breach), if such material breach is not cured within [***] after WG notifies Service Provider of such material breach (“Cure Period”), or in the case of a breach that cannot be cured within the Cure Period, Service Provider has [***]. Notwithstanding the foregoing, WG may terminate this Agreement or any Work Agreement, in whole or in part, for cause in the event of Service Provider’s breach of its obligations or warranties in [***], if such breach is not cured within [***] after WG notifies Service Provider of such breach (“Accelerated Cure Period”), or in the case of a breach that can be cured but not within the Accelerated Cure Period, if Service Provider has [***], provided, in either case, that WG discusses the breach with Service Provider prior to exercising the foregoing right to terminate. The express acknowledgment in this Article 23 that certain events constitute grounds for WG to terminate for cause does not imply that other events (including, for example [***]) cannot constitute a material breach of this Agreement or cannot therefore constitute grounds for WG to terminate for cause under other sections of this Agreement. WG shall not be obligated to pay any Termination Charge with respect to a termination under this Section 23.1.3 unless otherwise expressly stated in this Agreement.
          (i) Termination for Inability to [***].
          WG may terminate this Agreement for cause if Service Provider’s acts or omissions in breach of its obligations under this Agreement is the [***], or (ii) [***] after WG so notifies Service Provider of such breach (provided that all such breaches upon which WG is basing its breach claim pursuant to this Section 23.1.3(i) shall have occurred within the [***] period immediately preceding any notice of such breach).
          (ii) Termination for Breach that [***].
          WG may terminate this Agreement for cause if Service Provider action in breach of its obligations under the Agreement is the [***] (provided that all such breaches upon which WG is basing its breach claim pursuant to this Section 23.1.3(ii) shall have occurred within the [***] period immediately preceding any notice of such breach).
          (iii) Termination for [***].
          (A) If (1) the Service Provider proximately causes [***] with respect to the Services that is a responsibility of Service Provider under this Agreement, (2) such [***], (3) such [***], (4) such [***], and (5) such [***] in the next or any future reporting period and WG reports to [***] and [***], WG may terminate this Agreement for cause upon thirty (30) days notice, with no further opportunity to cure.
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     (B) If the Service Provider [***] with respect to [***] with respect to the Services that is a responsibility of Service Provider under this Agreement and [***] does not arise in accordance with subsection (A) above, WG and the Service Provider will agree on a [***]. If the Service Provider does not [***] within the time agreed to by the Parties and WG [***] and [***], WG may terminate this Agreement for cause upon [***], with no further opportunity to cure.
          (iv) Termination of Leak Call Services.
          WG may terminate Leak Call Services for cause if [***] and such failure leads to a reportable incident (as defined by the United States Department of Transportation).
          (v) Termination for Failure to Complete Transition Plan.
          WG may terminate an individual Service Tower for cause if Service Provider fails to meet a Transition Critical Milestone in the applicable Service Tower by [***] (excluding WG Holidays) after the Commencement Due Date for such Transition Critical Milestone. In addition, WG may terminate Work Agreement No. 1 for cause if Service Provider fails to meet a [***] by [***] (excluding WG Holidays) after the Commencement Due Date for such Transition Critical Milestone.
          (vi) Termination for Service Level Default.
     In the event that (i) Service Provider fails to perform in accordance with the Minimum Service Level for [***] or during [***] out of any [***] period, or (ii) the total value of Service Level Credits accruing to WG and not earned back by Service Provider over any rolling [***] period following the Services Commencement Date exceeds the [***] for the [***] during such period where the [***], WG shall have the right to terminate this Agreement, or the applicable Work Agreement, for cause.
          23.1.4 Change of Control of Service Provider.
     In the event of a Change of Control of Service Provider, including a spin off or an initial public offering of Service Provider business entity used to provide the Services such that Service Provider no longer enjoys control over that business entity but excluding a Change of Control between entities within Service Provider’s corporate structure, WG shall have the right to terminate this Agreement or any Work Agreement upon at least thirty (30) days written notice with the payment of a Termination Charge to Service Provider as set forth in a Work Agreement.
          23.1.5 Services to Former Affiliates; Termination for Change of Control of WG.
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     (i) If a WG entity is divested by WG, WG shall elect either (A) to terminate that part of the Services that was provided to the divested entity pursuant to the termination provisions, without payment of a Termination Charge, or (B) to require Service Provider to continue to provide Services to the divested entity on the same terms and to the same standards that such services were previously provided, for up to [***] after divestiture, the cost of such Services to be underwritten by WG or to be paid directly by the divested entity.
     (ii) In the event that WG or any Affiliate of WG or any portion of the business or operations thereof becomes a Former Affiliate, Service Provider shall, at WG’s option, provide such Former Affiliate: (A) up to [***] of the Termination Assistance Services set forth in each applicable Work Agreement with respect to the Services such Former Affiliate was receiving from Service Provider prior to such Change in Control, commencing as soon as reasonably practical after the date that such Affiliate has become a Former Affiliate, and (B) continued Services until such Former Affiliate, in the reasonable opinion of WG, is able to procure services similar to the Services from a third party or provide such services itself, or until [***] after the date that such Affiliate has become a Former Affiliate, whichever is earlier (but in no event longer than the Term under which such Former Affiliate was receiving Services). To the extent the applicable charging methodology or resource baseline includes the resources necessary to provide such Termination Assistance Services and continued Services, such Termination Assistance Services and continued Services shall be provided to such Former Affiliate in accordance with such charging methodology or resource baseline.
          23.1.6 Termination for Insolvency or Bankruptcy.
     WG may terminate this Agreement, provided that WG pays the Termination Charge to Service Provider set forth in the applicable Work Agreement, within thirty (30) days after WG receives or has notice of Service Provider: [***].
          23.1.7 Termination for Benchmarking.
     In the event that WG exercises its right to terminate in accordance with Paragraph 6.2 of Appendix 7, WG may terminate the relevant benchmarked Service Tower by giving Service Provider at least ninety (90) days prior written notice and upon payment of the applicable Termination Charges set forth in the applicable Work Agreement.
          23.1.8 Termination for Force Majeure.
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     WG may terminate this Agreement, the applicable Work Agreement, or any affected Service if Service Provider is unable to perform the Services in any material respect for more than [***], or for more [***], as a result of a Force Majeure Event; provided, however, that (i) WG will only terminate any Service affected by such Force Majeure Event [***], (ii) in the event of (i), WG will pay the Termination Charge set forth in the applicable Work Agreement, and (iii) this Section 23.1.8 shall not apply to the extent that Service Provider is able to perform the Services in accordance with this Agreement but WG is unable to receive such Services.
          23.1.9 Cross-Termination.
     In the event WG is entitled to terminate a Work Agreement under this Agreement, WG shall also have the right, but not the obligation, to terminate [***].
          23.1.10 Partial Termination.
     If the Services are terminated in part, or if less than all Work Agreements are terminated, Service Provider shall continue to provide the remaining Services pursuant to the terms of this Agreement, provided that (i) the Parties shall agree to an equitable adjustment in Charges pursuant to Change Request Procedures set forth in Appendix 12.1, and (ii) the Parties may set forth, in the applicable Work Agreements, any Services dependencies such that termination of a specified Service or Work Agreement requires cross-termination of another Service or Work Agreement; provided, however, that the foregoing shall not preclude WG from terminating Leak Call Services independently of the termination of any other Services.
          23.1.11 Extension of Termination Effective Date.
     WG may extend the effective date of termination of the Services or any Work Agreement one time, at WG’s sole discretion, provided that WG gives notice to Service Provider [***] notice prior to the termination of the Services and the total duration of such extension shall not exceed [***] following the original effective date of termination. Any such extension shall be counted as part of the period specified in Section 4.1 and Section 4.2 during which Service Provider shall continue to provide Services for fees specified in this Agreement but will not effect the [***] period set forth in Section 20.4(i).
     23.2 Termination by Service Provider.
          23.2.1 Termination for Convenience.
     Service Provider may terminate this Master Services Agreement for convenience at any time after [***] from the Execution Date, provided that Service
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Provider shall provide at least [***] notice to WG, and provided further that such termination shall not terminate any Work Agreement then in effect, and the terms of this Agreement shall continue to apply to such Work Agreements.
          23.2.2 Termination for WG’s Failure to Pay.
     Service Provider may terminate this Agreement and any Work Agreement if (i) WG fails to pay Service Provider undisputed invoiced amounts due and payable under such Work Agreement for [***] after such amounts become due and payable, provided that WG fails to pay such undisputed invoiced amounts or provide evidence of a Dispute relating to such undisputed invoiced amounts, in each case for [***] after WG’s receipt of Service Provider’s written notice of such failure, or (ii) WG fails to deposit disputed amounts in escrow as required in Section 6.7 or withholds disputed charges in excess of the Maximum Withholding Amount for [***] after WG’s receipt of Service Provider’s written notice of such failure or withholding in excess of the Maximum Withholding Amount, and (iii) Service Provider has exhausted the Dispute Resolution Process set forth in Article 22, or such failure or withholding is not cured within [***] from Service Provider’s written notice, whichever occurs first. Except as expressly set forth in this Section 23.2, WG’s failure to perform any of WG’s obligations under this Agreement shall not be grounds for termination of this Agreement or any Work Agreement by Service Provider but Service Provider shall not be prohibited from seeking any other remedies (other than suspension of Service Provider’s performance) it may have against WG under this Agreement or applicable Law.
     23.3 Effect of Termination.
     Any termination by WG for material breach by Service Provider shall not prohibit WG from seeking any other remedies it may have against Service Provider under this Agreement or applicable Law. Any termination shall not, however, relieve: (i) WG of its obligation to pay any undisputed charges incurred under this Agreement prior to such termination (with such payment to be the pro rata portion of the relevant fixed fee for corresponding work completed if the Services under this Agreement or any applicable Work Agreement are rendered by Service Provider on a fixed fee basis); (ii) Service Provider from providing WG with Termination Assistance Services as set forth in Section 23.4 below and this Agreement and further described in the Work Agreement, which such obligation shall be absolute and unconditional; provided, however, that (A) in the event that Service Provider rightfully gives notice of termination pursuant to Section 23.2, Service Provider may require WG to pay in advance all outstanding monthly Charges, any amounts being withheld in excess of the Maximum Withholding Amount, the monthly Charges for the next month and, if applicable, a reasonable estimate of the variable
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fees for the next month before providing any Termination Assistance Services and (B) if WG has not complied with its obligations to pay in advance as provided in the previous sentence, Service provider may refuse to provide Termination Assistance Services; or (iii) both Parties from performing any obligation that is intended to survive the termination of this Agreement or the applicable Work Agreement.
     23.4 Termination/Expiration Assistance.
     In the event of the expiration or WG’s notice to Service Provider of the termination of a Work Agreement or this Agreement for any reason, Service Provider shall, upon WG’s request, provide the Termination Assistance Services. Without limiting the foregoing, Service Provider shall agree to (i) provide the specific Termination Assistance Services set forth in the applicable Work Agreement, provided that if Service Provider terminates this Agreement pursuant to Section 23.2, WG shall pay for such Termination Assistance Services in advance in accordance with Section 23.3.
     23.5 Equitable Remedies.
     Subject to Section 23.3 above, Service Provider acknowledges that, in the event Service Provider breaches, or attempts or threatens to breach, its obligation to provide WG assistance in accordance with Section 23.4, then notwithstanding the Dispute Resolution Process set forth in Article 22, WG shall be entitled to seek an injunction, specific performance, or other equitable relief in any court of competent jurisdiction.
     23.6 Service Provider Employees and Contracts.
     Upon expiration or termination of a Work Agreement or this Agreement for any reason, WG may (i) subject to Section 24.17, hire those employees of Service Provider and Service Provider’s Affiliates who were substantially dedicated to providing the Services who wish to be hired, (ii) take assignment of contracts and licenses used and entered into exclusively to provide the Services, and Service Provider shall use commercially reasonable efforts so (A) that such contracts are assigned to WG, or (B) that WG can otherwise obtain the rights under such contracts on substantially similar terms directly from the third party to such contract, and (iii) acquire assets used by Service Provider exclusively to provide the Services at a price to be agreed upon by the Parties, plus applicable Taxes.
     23.7 Service Provider Subcontractors.
     Service Provider agrees that it will not enter into agreements with its subcontractors that are providing the Services that contain provisions that would expressly preclude such subcontractors from (x) working with or for WG or any of its Affiliates after the termination or expiration of the applicable Work Agreements, or (y) providing services that are not the same as or substantially similar to the Services, whether during or after the Term.
24. General.

     24.1 Entire Agreement.
     This Agreement and any other agreements the forms of which are attached hereto and when executed by the Parties constitute the entire agreement between the Parties with respect to their subject matter and shall not be modified or rescinded except by a writing signed by WG and Service Provider. The Appendices and all Work Agreements (and the Exhibits thereto) are incorporated herein by this reference. Except as set forth in Section 2.3, the provisions of this Agreement and any other agreements the forms of which are attached hereto and when executed by the Parties supersede all contemporaneous oral agreements and all prior oral and written quotations, communications, agreements, understandings of the Parties, and written or oral representations of either Party with respect to the subject matter of this Agreement, including any letter of intent or memorandum of understanding executed by the Parties with respect to the Services; provided, however, that with respect to the confidentiality agreement signed by the Parties on March 13, 2006, the Parties agree that any Confidential Information exchanged pursuant to such confidentiality agreement will be subject to the terms of Article 15 of this Agreement. There are no representations, understandings or agreements relating to this Agreement that are not fully expressed in this Agreement and each of the Parties acknowledges that it has not relied on any representation, promise, understanding or warranty (other than as fully expressed in this Agreement) in entering into this Agreement.
     24.2 Assignment.
     This Agreement shall be binding on the Parties and their respective successors and permitted assigns. Service Provider may not assign (whether by sale of all or substantially all of its assets, sale of stock, merger or reorganization) this Agreement or any of its rights and obligations under this Agreement without the prior written consent of WG. Any attempted assignment, delegation, or subcontracting (other than pursuant to Section 12.5) in contravention of the above provision shall be void and ineffective. Service Provider hereby acknowledges that WG is entering into this Agreement based upon (i) its personal relationship with Service Provider and (ii) the personal judgment, skills and abilities of Service Provider and the Personnel. Notwithstanding the foregoing, Service Provider may assign its rights and obligations under this Agreement, without the consent of WG, to an Affiliate of Service Provider provided that in the case of such assignment, Service Provider remains fully liable for and is not relieved from the full performance of its obligations under this Agreement, and Service Provider will provide WG prompt written notice of the assignment. WG may not assign this Agreement or any of its rights and obligations under this Agreement without the prior written consent of Service Provider; provided, however, that WG may assign this Agreement, in whole or in part, to (x) an Affiliate or (y) to the purchaser of WG (whether by sale of all or substantially all of its assets, sale of stock, merger or reorganization) provided that in the case of such assignment, WG remains fully liable for and is not relieved from the full performance of its obligations under this Agreement, and WG will provide Service Provider prompt written notice of the assignment.
     24.3 Notices.
     Any notice required or permitted to be given under this Agreement shall, except as otherwise provided in an Appendix or Work Agreement, be given in writing and shall be effective from the date sent by registered or certified mail, by hand, facsimile or overnight courier to the addresses set forth below.

To Service Provider:	Accenture, LLP
1661 Page Mill Road
Palo Alto, CA 94304
Attention: General Counsel
Telephone: 650-213-2136
Fax: 650-213-2956

with a copy (which shall not constitute notice) sent to:	Burrell G. Kilmer One Freedom Square 11951 Freedom Drive Reston, VA 20190-5651
Telephone: 703-947-1471
Fax: 202-330-5668

To WG:	Beverly J. Burke
General Counsel
Washington Gas
101 Constitution Avenue, N.W.
Washington, DC 20080
Telephone: (202) 624-6177
Fax: (202) 842-2880

Terry D. McCallister
President & Chief Operating Officer
Washington Gas
6801 Industrial Road
Springfield, VA 22151
Telephone: (703) 750-5521
Fax: (703) 750-5199
Either Party may change the address set forth in this Section at any time by giving prior written notice to the other Party as provided above. Notwithstanding the foregoing, operational notifications will be addressed to the Parties’ respective Responsible Executives.
     24.4 Third Party Notice.
     If either Party receives a notice of infringement, request for disclosure, subpoena, or other inquiry with respect to any matter relating to this Agreement, such Party shall promptly notify the other Party. To the extent any such request relates to the other Party’s Confidential Information, Section 15.3 shall control. Neither Party shall respond to such notices, requests, subpoenas, or inquiries, without first so notifying the other Party pursuant to this Section 24.4 unless such notice would be otherwise prohibited by Law.

     24.5 Expenses.
     Except as otherwise expressly provided by this Agreement, each Party shall pay all fees and expenses incurred by such Party in connection with the negotiation and execution of, and performance under, this Agreement.
     24.6 Relationship of the Parties.
     Service Provider shall perform the Services as an independent contractor. Nothing in this Agreement or in the performance of the Services by Service Provider shall be construed to create: (i) a partnership, joint venture or other joint business arrangement between WG and Service Provider; (ii) any fiduciary duty owed by one Party to the other Party or any of its Affiliates (unless otherwise contemplated by a Work Agreement); (iii) a relationship of employer and employee between the Parties; or (iv) any basis for any employee of a Party to claim that he or she is an employee of the other Party. Service Provider and WG are not joint employers, a single employer, associated employers or related employers for any purpose under this Agreement. Except as expressly permitted by this Agreement, neither Party shall have the authority to commit the other Party contractually or otherwise to any obligations to third parties.
     24.7 Severability.
     If any provision of this Agreement is determined to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby and shall be binding upon WG and Service Provider and shall be enforceable and such provision shall be reformed to the extent necessary to render such provision valid and enforceable and to reflect the intent of the Parties to the maximum extent possible under applicable Law.
     24.8 Consents and Approval.
     Except as and to the extent otherwise expressly provided in such approval or consent, an approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement. Whenever this Agreement requires or contemplates any action, permission, consent or approval, each Party will act reasonably and in good faith and will not unreasonably withhold or delay such action, permission, consent or approval, unless this Agreement expressly establishes some other standard, such as exercise of a Party’s sole discretion, or the right to withhold any of the foregoing for any reason or no reason.
     24.9 Waiver of Default.
     The failure by either WG or Service Provider to insist upon strict performance of any of the provisions contained in this Agreement shall not constitute a waiver of its rights, at law or in equity, or a waiver of any other provisions or subsequent default by the other Party in the performance or compliance with any of the terms and conditions set forth in this Agreement. No waiver of any of the provisions of this Agreement or any Work Agreement will be effective unless it is expressly stated to be a waiver and communicated to the other Party in writing.

     24.10 Remedies Cumulative.
     Unless expressly stated otherwise in this Agreement, all remedies provided for in this Agreement will be cumulative and in addition to, and not in lieu of, any other remedies available to either Party at law, in equity or otherwise.
     24.11 Survival of License in Bankruptcy.
     All licenses granted to WG under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Paragraph 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Paragraph 101(35A) of the U.S. Bankruptcy Code. The Parties agree that WG, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, or similar laws of other jurisdictions.
     24.12 Survival of Obligations.
     The obligations of the Parties under this Agreement that the Parties have expressly agreed shall survive termination or expiration of this Agreement or a Work Agreement or that, by their nature, would continue beyond the expiration or termination of this Agreement or a Work Agreement, shall survive the expiration or termination of this Agreement or a Work Agreement for any reason. Without limiting the generality of the foregoing, the Parties intend that the following Sections survive expiration or termination of this Agreement or a Work Agreement: 1, 2.3, 5, 6, 7.3, 12.5.3, 15, 16, 17.1.3, 17.1.4, 17.2, 17.3, 17.5, 17.6, 17.7, 19, 20, 21.1, 21.3, 22.3, 22.4, 22.5, 23, 24.11 and 24.12, in addition to the following Appendices: 10 and 11. Upon the expiration or termination of the applicable Work Agreement, any monies, penalties or other charges due and owing either Party shall be paid by the other Party within thirty (30) days of the effective date of such termination or expiration.
     24.13 Media Releases.
     All media releases, public announcements and public disclosures by either Party relating to this Agreement or the subject matter of this Agreement, including internal and external promotional or marketing materials (but not including announcements intended solely for internal distribution or to meet legal or regulatory requirements beyond the reasonable control of the disclosing Party) shall be coordinated with and approved in writing by the other Party prior to release. The Parties also will use commercially reasonable efforts to mutually agree on the wording of a press release within a reasonable period of time after the Execution Date; provided, however, no such press release may be issued unless so agreed. Notwithstanding the above, during the first year of the term of this Agreement, Service Provider shall obtain WG’s prior consent [***] to list WG’s name and/or use WG’s corporate logo on a customer list that Service Provider provides to prospective buyers of its products or services along with a general description, approved in writing by WG in its sole discretion, of the types of Services Service Provider is performing for WG. After the first year of the term of this Agreement,
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Service Provider may use WG’s name, such logo and such products and services description in the manner previously approved by WG without the need for WG to consent in each instance as long as Service Provider [***].
     24.14 Third Party Beneficiaries.
     Except for the WG Indemnified Parties and Service Provider Indemnified Parties to the extent provided in Article 19, this Agreement shall not be deemed to create any obligations of a Party to any such third party or create any rights in third parties, including employees, suppliers, or customers of a Party. No provision of this Agreement shall create any third party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of WG in respect of rights to continued employment of benefits of any kind. WG and Service Provider hereby specifically acknowledge and agree that it is their intention, (i) that all of the terms and conditions of this Agreement be made available to Affiliates of WG, and (ii) that Affiliates of WG are not intended third party beneficiaries of this Agreement (other than to the extent a WG Indemnified Party), but shall be entitled to enforce this Agreement as it pertains to any applicable Work Agreement to which such Affiliate is a party and that WG be entitled to enforce this Agreement or any applicable Work Agreement on behalf of such Affiliates.
     24.15 Compliance with Export/Import Control Laws.
     The Parties expressly acknowledge their obligation to comply with all applicable Laws relating to their respective businesses, facilities, and the provision of services to third parties, regarding (i) export from any country of Export/Import Items, (ii) import into any country of any Export/Import Items, (iii) use in any country of any Export/Import Items and (iv) re-export from any country of any Export/Import Items, as such Laws may be modified from time to time, in connection with this Agreement. In their respective performance of the activities contemplated under this Agreement, neither Party shall directly or indirectly export (or re-export) any Export/Import Items, or permit the shipment of same: (x) into any country to which the United States has embargoed goods; (y) to anyone on the U.S. Treasury Department’s List of Specially Designated Nationals, List of Specially Designated Terrorists or List of Specially Designated Narcotics Traffickers, or the U.S. Commerce Department’s Denied Parties List; or (z) to any country or destination for which the United States government or a United States governmental agency requires an export license or other approval for export without first having obtained such license or other approval. Each Party acknowledges export control or economic sanctions programs may include U.S. export control laws such as the Export Administration Regulations and the International Traffic in Arms Regulations, and U.S. economic sanctions programs that are or may be maintained by the U.S. Government, including sanctions currently imposed against Belarus, Burma (Myanmar), Cuba, Iran, Ivory Coast, Liberia, North Korea, Sudan, Syria and Zimbabwe, as well as Specially Designated Nationals and Blocked Persons programs. The Parties will review the impact of obtaining approvals, consents, licenses and/or permits required for the export or import of any Export/Import Items under this Agreement on Service Provider’s ability to provide the Services. Prior to providing Service Provider any goods, software, services and/or technical data subject to export controls controlled at a level other than EAR99/AT, WG
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

shall provide written notice to Service Provider specifying the nature of the controls and any relevant export control classification numbers. Each Party shall cooperate with the other and shall provide to the other promptly upon request any end-user certificates and other documents and technical information concerning any Export/Import Items as the other Party may require to obtain such approvals, consents, licenses and/or permits.
     24.16 Compliance with Foreign Corrupt Practices Act.
     Neither Party nor any of its directors, officers, employees or owners will make any payment (including any offer to pay, promise to pay or gift of money or anything else of value) in connection with this Agreement or any Services provided pursuant to this Agreement to:
     (i) any government official, any political party or official of a political party, or any candidate for political office (in any country); or
     (ii) any other person, while knowing, having reason to know or having credible information suggesting in any way that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any government official, to any political party, or official thereof or to any candidate for political office (in any country), where the purpose of the payment was or is to influence or induce any government official, political party, official of a political party or candidate for political office: (A) to take any act or make any decision in that person’s official capacity; (B) to fail to take an act in violation of that person’s official duty; (C) affect or influence any act or decision by a government; or (D) take or fail to take any other action that would violate the laws or regulations of the United States of America or any other country in order to assist a Party, or any of a Party’s directors, officers, employees or owners, in obtaining or retaining business for or with, or directing business to, any person. Service Provider represents and warrants that none of the members of its board of directors, or any of its senior management that are directly involved with this Agreement, is a government official, an official of a political party, or a candidate for political office, in any country outside of the United States, except as has been disclosed in writing to WG. Service Provider represents that it has a program in place to monitor its compliance with the Foreign Corrupt Practices Act and to determine whether any of its directors, officers, employees or owners may be subject thereto. The term “government official” means any officer or employee of a government or a department, agency, or instrumentality thereof, or any such person acting in an official capacity for or on behalf of such government or department, agency, or instrumentality, in any country.
     24.17 Solicitation.

     During the Term, and for a period of one (1) year following the expiration or termination of a Work Agreement, neither party shall solicit any officer or employee of the other Party or its Affiliates having performed under or in connection with such Work Agreement, without the prior written consent of the other Party. General advertisements or publication of employment opportunities by a Party that are not targeted at employees or officers of the other Party shall not be deemed to violate a Party’s non-solicitation obligations.
     24.18 Further Assurances.
     Each of the Parties agrees that from time to time, at the request of the other Party and without further consideration, it shall execute and deliver such other documents and take such other actions as the other Party may reasonably request to consummate more effectively the transactions contemplated by this Agreement.
     24.19 Calculation of Days.
     Unless otherwise noted in this Agreement, “days” refers to calendar days.
     24.20 Headings and Appendices; Construction.
     The table of contents of this Agreement and the headings used for the Articles and Sections in this Agreement are for convenience and reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. The terms “Section,” “Paragraph,” “Clause,” “Article” and “Provision” refer to sections in this Agreement, and its Appendices, Exhibits, Schedules, Attachments and Annexes, respectively. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall,” and vice versa.
     24.21 Counterparts.
     This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties.
     24.22 Strategic Alliances.
     Service Provider has alliance relationships with third party product and services vendors and as part of such alliances, Service Provider is able to resell certain products and services and/or may receive compensation from vendors in the form of fees or other benefits in connection with the marketing, technical and other assistance provided by Service Provider. WG acknowledges that such relationships may be beneficial to Service Provider and assist in its performance of the Services hereunder. With respect to any sourcing projects Service Provider undertakes as part of Exhibit C.1 of Work Agreement No. 1, Service Provider agrees that to the extent Service Provider recommends third party products or services vendors from entities with which Service Provider has alliance relationships as described in this Section 24.22, Service Provider will only recommend such products or services to the extent they can be provided under prices and terms comparable to or more favorable than those which WG can obtain from other sources.
* * * * *

     IN WITNESS WHEREOF, each of the Parties hereto, by its duly authorized representative, has caused this Agreement to be executed as of the Execution Date.

WASHINGTON GAS LIGHT COMPANY	ACCENTURE LLP

By:	By:

Printed Name:	Printed Name:

Title:	Title: